UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Western Alliance Bancorporation

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2022

Proxy Statement

Western Alliance Bancorporation®

Notice of 2022 Annual Meeting of Stockholders

WESTERN ALLIANCE

ABOUT US

WESTERN ALLIANCE PERFORMANCE

With more than $55 billion in assets, Western Alliance Bancorporation (NYSE: WAL) (the “Company”) is one of the country’s top-performing bank holding companies. The Company is #2 best-performing of the 50 largest public U.S. banks in the S&P Global Market Intelligence listing for 2021, ranks high on the Forbes “America’s Best Banks” list year after year and was named #1 Best Emerging Regional Bank per Bank Director’s 2022 RankingBanking study. Its primary subsidiary, Western Alliance Bank, Member FDIC (the “Bank”), helps business clients realize their ambitions with teams of experienced bankers who deliver superior service and a full spectrum of customized loan, deposit and treasury management capabilities, including blockchain-based offerings. Business clients also benefit from a powerful array of specialized financial services that provide strong expertise and tailored solutions for a wide variety of industries and sectors. Serving clients across the country wherever business happens, the Bank operates individual, full-service banking and financial services brands, including AmeriHome Mortgage, and has offices in key markets nationwide.

Top Performing Commercial Client Focused Bank

KEY

  2021 Performance

Top-tier performance Net Income of $899.2M Pre-Provision Net Revenue* $1,122.8M 50.5% YoY Growth	Total Assets	Loan Growth	Deposit Growth
	$56B 53.5% YoY growth	$12B 44.4% YoY growth	$15.7B 49.1% YoY growth

	Earnings	ROATCE*	Efficiency Ratio*
	12th consecutive year of rising earnings	26.2%	41.8%

	Record Net Revenues	ROAA	Earnings Per Share
	$1.95B	1.83%	$8.67 72.0% YoY growth

*	Non-GAAP financial measure: See our 2021 Annual Report on Form 10-K for further information and a reconciliation to the most directly comparable GAAP financial measure.

i            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

WESTERN ALLIANCE

ABOUT US

Solid Capital Base	Focused Asset Quality Management	Strong Liquidity Access

• Tangible Common Equity/Total Assets of 7.3%* • Common Equity Tier 1 ratio of 9.1% • Tangible Book Value Per Share: $37.84 (22.5% YoY growth); grown by 202% over the past 6 years*

•  Strong risk management culture and framework established throughout organization

•  2021 Net Charge Offs of 2bps, compared to 6bps for peers

•  Nonperforming assets of 0.15%, 14bps below average of peers**

• Loan growth funded through core deposits • $14B in unused borrowing capacity • $4.2B unpledged marketable securities

*	Non-GAAP financial measure: See our 2021 Annual Report on Form 10-K for further information and a reconciliation to the most directly comparable GAAP financial measure.
**	Peers consist of 29 major exchange traded US banks with total assets between $25B and $150B as of December 31, 2021, excluding target banks of pending acquisitions.

STRATEGIC

  Objectives

•  Support clients and communities through the evolving operating environment.

•  Grow and support our people to contribute to client satisfaction and promote shareholder returns.

•  Promote disciplined and thoughtful loan growth solely funded with long-term core deposits.

•  Preserve limited risk profile of loan composition.

•  Maintain industry-leading operating efficiency.

•  Carefully manage our balance sheet with regards to asset sensitivity.

•  Support foundational risk management practices with a solid capital base, focused asset quality, and access to ample liquidity.

SUCCESSFUL

  Acquisitions

The acquisition of AmeriHome Mortgage Company (“AmeriHome”) in April 2021 extended the Company’s National Commercial Bank Strategy with a correspondent mortgage platform that has enhanced growth, returns and diversification. The combination with our existing commercial bank franchise creates numerous opportunities to unlock value throughout economic and rate cycles as a more fulsome, diversified financial institution through low cost deposits and attractive commercial loans to drive net interest income growth and tangible book value accretion.

The Company acquired Digital Settlement Technologies, dba Digital Disbursements, in January 2022 to expand its settlement services capabilities. Digital Disbursements offers a robust platform that enhances class member digital payments for settlement disbursements in the legal industry. The Digital Disbursements’ proprietary platform enables claimants to select their payment method, including direct-to-bank account options and popular digital wallets. This provides the Company with the internal capability to significantly increase efficacy, reduce distribution costs and improve potential fraud detection for the legal class action market. The acquisition is expected to grow the Company’s deposit base and continue to extend the suite of legal banking services offered while serving adjacent sectors that will benefit from digital payments technology.

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            ii

WESTERN ALLIANCE

ABOUT US

STOCKHOLDER ENGAGEMENT

We maintain an ongoing, proactive outreach effort with our stockholders in a variety of ways. Throughout the year, our Investor Relations team and executive leaders regularly meet with current stockholders, prospective investors, and investment research analysts. These meetings typically include our CEO, CFO, Investor Relations Team and line of business leaders in order to engage stockholders and solicit feedback on various topics relevant to the Company’s performance and strategy. Starting in 2020, our Chief Credit Officer also participated in quarterly earnings calls to provide detailed credit updates to our stockholders. Additionally, we continued to provide augmented disclosures to address stockholder inquiries related to credit trends in loan categories impacted by the COVID-19 pandemic.

During 2021, as part of a proactive stockholder engagement strategy, management dedicated extra time and resources to address inbound investor inquiries related to the changing operating environment created by the COVID-19 pandemic, the rapidly changing expectations of interest rates, and the Company’s reaction to the National Basketball Association’s (“NBA”) investigation into allegations involving Robert Sarver. Additionally, management attended numerous investment analyst sponsored industry conferences and conducted several non-deal roadshows to meet both in person and virtually with existing and prospective investors. The feedback received from our stockholders is communicated to business leaders and the Board of Directors (the “Board” or “Board of Directors”), and helps inform our business decisions and strategy, when appropriate.

ENGAGEMENT

  Strategies

Who we engage: ∎ Institutional stockholders ∎ Retail stockholders ∎ Equity research analysts ∎ Proxy advisory firms ∎ Industry thought leaders ∎ Investment bankers	How we communicate: ∎ Proxy Statement ∎ Annual Report ∎ SEC Filings ∎ Press Releases ∎ Investor relations website ∎ Investor meetings

2021 Engagements

∎  Met with stockholders and interested investors located across the country

∎  Attended 13 investor conferences and attended a research analyst hosted meeting

∎  Executive Management participated in 2 non-deal roadshows

∎  Chief Executive Officer and Executive Chairman conducted the 2021 Annual Meeting of the Stockholders

Topics we discussed:

∎  Business strategy and execution including AmeriHome acquisition

∎  Financial Performance

∎  Asset quality and risk oversight

∎  Credit quality trends

∎  Compensation & incentives

∎  ESG disclosures

∎  Board composition

∎  Ad hoc topics

How we engage:
∎ Stockholder engagement program ∎ Quarterly earnings calls ∎ Investor conferences ∎ Annual Stockholder Meeting

iii            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

WESTERN ALLIANCE

ENVIRONMENTAL, SOCIAL & GOVERNANCE

ENVIRONMENTAL, SOCIAL, & GOVERNANCE AT

WESTERN ALLIANCE BANCORPORATION

The Company is committed to a multi-faceted approach to achieving business success and creating long-term stockholder value. Our approach to environmental, social, and governance (“ESG”) issues reflects this commitment. In 2021, and going in to 2022, the Company continued to take significant strides forward with respect to formalizing its ESG oversight, programming, and disclosure.

GOVERNANCE COMMITTEE OVERSIGHT

Our Nominating, Corporate Governance, and Social Responsibility Committee (the “Governance Committee”) adopted a revised charter at the Board’s February 8, 2022 meeting, formally expanding the Governance Committee’s oversight of ESG programming, initiatives, matters and reports. The Governance Committee receives regular updates from management regarding the status and activities of the Company’s ESG initiatives.

ESG EXECUTIVE COMMITTEE

In 2021, the Company created an ESG Executive Committee, focused on establishing ESG priority areas and coordinating existing ESG activities into a formal ESG program. The ESG Executive Committee meets on a quarterly basis and is comprised of senior executives with enterprise-wide oversight responsibilities, including, but not limited to, all of our executive officers. The ESG Executive Committee sets general ESG strategy, develops, implements, and monitors initiatives and policies based on that strategy, provides guidance on communications with employees, investors and stakeholders with respect to ESG, and monitors and assesses developments relating to, and improving the Company’s understanding of ESG.

ESG WORKING GROUP

To support the ESG Executive Committee, the Committee formed a working group composed of cross-functional senior leaders throughout the Company tasked with carrying out the established ESG strategy, action plans, monitoring and reports on an ongoing basis.

COMMITMENT TO ENHANCED ESG PRACTICES AND REPORTING

In 2022, the Company intends to build on its commitment to enhanced ESG disclosure by publishing an ESG report separate from the Company’s proxy solicitation materials. The Company is committed to making thoughtful disclosures that are meaningful to its stakeholders. In addition to the report, the Company will continue to enhance its ESG program in 2022 through collaboration and coordination of Company initiatives and goals related to ESG issues that are aligned with the Company’s strategic business priorities. For more information about our ESG priorities, including our commitment to our people, our communities, and high-quality governance and risk management, please see pages v-viii, and 19-20.

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WESTERN ALLIANCE

ENVIRONMENTAL, SOCIAL & GOVERNANCE

OUR CULTURE

People are the foundation of Western Alliance and we invest in their success. Our people are committed to our clients’ success and, by putting clients first, we create strong stockholder Performance. This leads to tremendous Possibilities to fuel client growth and support our communities, and in turn provide expanding opportunities to attract and retain our People.

Our Values Drive Us

Integrity

We expect everyone to apply high ethical standards and sound judgment in all we do.

Creativity

We are all part of an environment that welcomes new ideas and prizes creative, strategic thinking to benefit customers and our commitment to relationship banking.

Teamwork

We work together across departments, specialty areas and geographies in a productive, collaborative way that forwards the interests of clients and the bank.

Passion

Our passion motivates us to overcome obstacles, think big and do more.

Excellence

We strive to deliver strong performance and excellence in everything we undertake.

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WESTERN ALLIANCE

ENVIRONMENTAL, SOCIAL & GOVERNANCE

OUR PEOPLE*

Compensation Equity: Compa-Ratio Average	FEMALE	MALE	DIVERSE
Banking & Administrative Associates	94%	92%	93%
Senior Banking & Administrative Associates	92%	90%	91%
Professional Banking & Administrative Contributors	90%	92%	91%
Supervisors & Team Leads	90%	89%	89%
Senior Professional Banking & Administrative Contributors	91%	91%	92%
Senior Manager & Manager	94%	92%	92%
Director & Senior Director	97%	95%	93%
Executive Management	93%	96%	96%
GRAND TOTAL	92%	92%	92%

Compa-Ratio is the ratio of an employee’s base salary relative to the midpoint of their job profile. We analyze pay equity by considering compa-ratio and understanding why the compa-ratio for individual employees would differ, such as years of experience or performance. The above table shows the average compa-ratio by management level for female employees, male employees and ethnically diverse employees. In 2021, we adjusted our compensation ranges to reflect current market conditions and wage inflation.

Competitive Benefits		Professional Development
Paid Disability Leave for Expecting Mothers 16 weeks	Paid Holidays 12**	Turnover 17%	Employee Career Development Courses Completed 8,852

Our people also enjoy: Generous Vacation Policy • 8 Sick Days New Parent Flex Time • 100% 401k Match of the First 5%		We seek to source openings at all levels from the promotion of internal candidates through succession planning. Developing our people is our priority.

*	Data presented above does not include AmeriHome due to its acquisition mid-year and unavailability of certain data.
**	In 2022, the Company adopted Juneteenth as a new paid holiday to commemorate the emancipation of enslaved people in the United States.

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WESTERN ALLIANCE

ENVIRONMENTAL, SOCIAL & GOVERNANCE

OUR BOARD

Board Refreshment and Diversity	Board Best Practices	Board and Committee Meetings in Fiscal 2021

Diverse Directors and Director Nominees: Patricia Arvielo Juan Figuereo Marianne Boyd Johnson Adriene McFetridge Sung Won Sohn, Ph.D.	Our Leadership: Kenneth A. Vecchione CEO (2018 – present) Bruce D. Beach Chairman (Effective June 2022) Robert Sarver Executive Chairman (2018-2022)	Committee Meetings: Audit – 12 Governance – 9 Compensation – 8 Risk – 8 Finance and Investment – 7

Evaluating and Improving Board Performance	Aligning Director and Stockholder Interest

Board Orientation Yes	Director Stock Ownership Guidelines Yes

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WESTERN ALLIANCE

ENVIRONMENTAL, SOCIAL & GOVERNANCE

OUR COMMUNITY

In 2021, we continued to feel the impact of the pandemic in our everyday lives. Individuals, businesses, community-based organizations, and government agencies struggled with the substantial economic impact of COVID-19. The pandemic reminds us that we are always stronger together. Giving back is a major element of the Bank’s culture and as the Company continues to grow, our commitment to our communities increases, as well.

Affordable Housing

•  Financed community development loans totaling $144.9 million that provided 1,956 affordable units for low to moderate income households.

•  Invested $172.3 million in affordable housing investments resulting in 733 affordable housing units.

•  Invested $12 million in Community Development Financial Institutions resulting in 318 affordable housing units.

•  Assisted 109 families with $2.4 million in down payment assistance grants for home ownership by participating in the Federal Home Loan Bank Affordable Housing Programs.

•  Provided 3,942 community service hours assisting first time homeowners who are eligible to receive down payment assistance through the FHLB Affordable Housing Programs.

Small Business Support and Job Creation

•  The Bank made 3,344 small business loans totaling $703.8 million.

•  Financed SBA loans totaling $54.5 million that created/retained 289 jobs.

•  Financed PPP loans totaling $27.9 million that created/retained 1,990 jobs.

•  Invested in an SBIC fund totaling $3 million.

Financial Education Support

•  Invested $30.2 million in Municipal Bonds that primarily support Title 1 schools.

•  Financed $5.1 million in community development loans supporting Title 1 schools that primarily serve low to moderate income students.

•  Provided $94,000 to an organization that provided financial literacy training to students in 40 Title 1 schools.

•  Contributed $53,500 to Title 1 schools and organizations that provide tuition assistance for low to moderate income students.

•  Contributed $73,500 to organizations that provide financial literacy to Title 1 schools.

•  Contributed $149,020 to organizations that provide workforce development.

•  Provided Individual Development Accounts to 325 low to moderate income students that are saving for college. The majority of the students are first generation minorities and are seeking a STEM degree.

Community Service

•  Employees participated on the Board of Directors of 84 different organizations that provide community development services for low to moderate income individuals.

•  Provided $863,866 in grants to organizations that provide food, shelter, healthcare and programs for low-to-moderate income individuals.

•  Financed community development loans totaling $6.5 million to community-based organizations that provide community services for low to moderate income individuals.

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            viii

CORPORATE GOVERNANCE

BOARD OVERVIEW

PROXY STATEMENT

This proxy statement is being provided to stockholders of Western Alliance Bancorporation (“Company”) for solicitation of proxies on behalf of the Board of Directors of the Company (“Board” or “Board of Directors”) for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Company’s headquarters at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, at 8:30 a.m., local time, on Tuesday, June 14, 2022, and any and all adjournments thereof.

Corporate Governance

Our Board of Directors is responsible for ensuring effective governance over the Company’s affairs. The Company has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics. These documents are available in the Governance Documents section of the Investor Relations page of the Company’s website at www.westernalliancebancorporation.com or, for print copies, by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

Board Overview

Combining Refreshment and Retention

The director nomination process reflects our continued growth as a Company, and our focus on having a Board composed of directors who actively contribute to the evolving needs of the Company, while maintaining the invaluable institutional knowledge brought by more tenured directors.

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CORPORATE GOVERNANCE

BOARD OVERVIEW

The Right Skills for our Board

As a part of the Board evaluation and director selection processes, the Nominating, Corporate Governance, and Social Responsibility Committee (the “Governance Committee”) maintains a Director Skills and Traits Matrix (described further in the “Director Selection Process” section of this proxy statement). The Governance Committee and the Board believe that the director nominees for 2022 provide the Company with the right mix of skills and experience necessary for an optimally functioning Board.

Total Director Nominees with Particular Qualifications and Experience (out of 12 Director Nominees)

10	Corporate Strategy Experience developing and executing long-term strategic plans to encourage innovation and growth.	8	Public Company Board Service Experience as a board member of another publicly-traded company.

8	Industry Background Experience in the financial services industry, particularly in the area of commercial banking or residential mortgage lending, and proven knowledge of key customers and/or associated risks.	9	Corporate Finance & M&A Experience Experience in corporate lending or borrowing, capital markets transactions, significant mergers or acquisitions, private equity, or investment banking.

7	Financial Acumen Experience or expertise in financial accounting and reporting or the financial management of a major organization.	7	Technology/Information Security Experience Understanding of information technology systems and development, and/or information security whether through academia or industry experience.

10	Highly Regulated Industry Experience in a highly regulated industry, such as financial services, gaming, healthcare, pharmaceuticals, etc.	7	Geographic Expertise Knowledge of or experience in a specific geographic area or market in which the Company and its subsidiaries operate.

7	C-Suite Leadership Experience as a Chief Executive Officer, Chief Financial Officer, or a Chief Operating Officer of a major organization.	8	Risk Management Experience assessing and mitigating significant competitive, regulatory, and technological risks across an enterprise.

8	Operations Management Expertise Experience or expertise in managing the operations of a business or major organization	5	Diversity Contributes to the gender and ethnic diversity of the Board.

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CORPORATE GOVERNANCE

DIRECTOR SELECTION PROCESS

Director Selection Process

One of the primary responsibilities of the Governance Committee is to assist the Board of Directors in identifying and reviewing the qualifications of directors and potential directors of the Company. The Board of Directors and the Governance Committee periodically review the appropriate size, composition, skills, and diversity of the Board of Directors. In considering candidates for the Board of Directors, the Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Governance Committee-recommended nominee.

The Governance Committee is guided by the following basic selection criteria for all nominees:

•  Whether the director/potential director has the financial acumen or other professional, educational or business experience relevant to an understanding of the Company’s business, such as experience in a regulated industry or a publicly held company;

•  Whether the director/potential director would be considered a “financial expert” or “financially literate” as defined in the listing standards of the New York Stock Exchange (“NYSE”) or applicable law;

• Whether the director/potential director meets the independence requirements of the SEC and listing standards of the NYSE;

•  The director’s/potential director’s character and integrity, experience and understanding of strategy and policy-setting, reputation for working constructively with others and sufficient time to devote to matters of the Board of Directors;

• Whether the director/potential director possesses a willingness to challenge and stimulate management and the ability to work as part of a team in a highly regulated environment;

•  Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background, perspective and experience, including with respect to age, gender, race, ethnicity, place of residence and specialized experience; and

•  Whether the director/potential director, by virtue of particular technical expertise, experience or specialized skill relevant to the Company’s current or future business, will add specific value as a director;

• The director’s/potential director’s educational, business, non-profit or professional acumen and experience.

The Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Governance Committee has adopted a Director’s Skills & Traits Matrix (the “Skills Matrix”) outlining what it believes to be the key areas of expertise needed from Board members and identifying how each member contributes to the Board’s overall skillset. A summary of the Skills Matrix can be found on page 2. This practice allows the Governance Committee to assess opportunities to improve the Board’s diversity based on each member’s personal factors and professional characteristics. Using this methodology, the Governance Committee is dedicated to enhancing the skills and talent of its Board by identifying specific areas for improvement, thereby prioritizing the pool of persons considered for new Board positions.

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            3

CORPORATE GOVERNANCE

DIRECTOR SELECTION PROCESS

IDENTIFYING DIRECTOR NOMINEES

1 ASSESS COMPOSITION AND DETERMINE PRIORITIES

Together with the Board, the Governance Committee remains committed to director refreshment, enhancing the skillset of the Board, and considering directors who bring important traits and perspectives to the table. The Governance Committee continuously seeks out candidates who will contribute to the Board’s skillset and diversity. Due to the growth and success of the Company’s mortgage related business lines and following the Company’s acquisition of AmeriHome Mortgage Company in 2021, the Committee identified expertise in the mortgage industry as one of the skills that would contribute to the board’s overall composition.

2 IDENTIFYING A POTENTIAL CANDIDATE

Leveraging executive management’s extensive relationships and contacts within the banking industry, the Governance Committee considered a number of qualified candidates with diverse backgrounds and skills over the past year. In early 2022, the CEO recommended the Committee consider Patricia Arvielo, President and Co-Founder of New American Funding (“NAF”), a valued and long-time client of our mortgage warehouse group, as a director nominee. Following meetings with Ms. Arvielo and reviewing her credentials, the Committee was extremely impressed not only with her intimate knowledge of and distinguished career in the mortgage industry, but also her demonstrated commitment to serving minority and other traditionally underserved communities. In assessing Ms. Arvielo’s qualifications, the Governance Committee considered her self-identified status as a Hispanic woman as potentially contributing to the overall diversity of the Board.

3 INTRODUCING OUR NEW DIRECTOR NOMINEE

Based on Ms. Arvielo’s track record of success in the mortgage industry and executive management’s strong endorsement from their years of experience working with NAF, the Governance Committee unanimously and enthusiastically recommended her nomination to the Board. The Board accepted this recommendation and is pleased to nominate Ms. Arvielo as the Company’s newest director.

Patricia L. Arvielo

Ms. Arvielo is an award-winning entrepreneur and Co-Founder and President of New American Funding. A first-generation Hispanic, her path to the mortgage industry began at age 16 with a hard-work ethic and an entry-level position at TransUnion Credit. From there, she landed a job at a prominent mortgage company, where she would rise through the ranks and learn the business from the ground up, eventually becoming branch manager and assistant vice president.

In 2003, Ms. Arvielo, together with her husband, launched their own mortgage company, New American Funding. In the years since, Ms. Arvielo transformed the company into one of the largest independent mortgage lenders in the United States today with a servicing portfolio of over 223,000 loans for $58.8 billion. She also oversaw the creation and expansion of the company’s retail lending operation, which grew a small local operation to a national powerhouse with 168 locations and thousands of employees across the country. As a leader and expert in the mortgage industry, Ms. Arvielo has served on Fannie Mae Affordable Housing Advisory Council, Freddie Mac’s Community Lender Advisory Board and Affordable Housing Council, the National Association of Hispanic Real Estate Professionals and Housing Counseling Federal Advisory Committee.

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CORPORATE GOVERNANCE

DIRECTOR SELECTION PROCESS

Stockholder Recommendations for Nominees

Although the Governance Committee has no formal policy with respect to the consideration of director candidates recommended by stockholders, it will consider nominees for directors recommended by stockholders. A stockholder wishing to recommend a director candidate for consideration by the Governance Committee should send such recommendation to the Company’s Corporate Secretary at the address shown on the cover page of this proxy statement, who will then forward it to the Governance Committee. Any such recommendation should include the following minimum information for each director nominee: full name, address and telephone number, age, a description of the candidate’s qualifications for service on the Board of Directors (such as principal occupation and directorships on publicly-held companies during the past five years), the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and the number of shares of Company common stock owned, if any. A stockholder who wishes to nominate an individual as a director candidate at the annual meeting of stockholders, rather than recommend the individual to the Governance Committee as a nominee, must comply with certain advance notice requirements. See “Stockholder Proposals for the 2023 Annual Meeting” on page 64 for more information on these procedures.

If the Governance Committee receives a director nomination from a stockholder or group of stockholders who (individually or in the aggregate) beneficially own greater than 5% of the Company’s outstanding voting stock for at least one year as of the date of such recommendation, the Company, as required by applicable securities law, will identify the candidate and stockholder or group of stockholders recommending the candidate and will disclose in its proxy statement whether the Governance Committee chose to nominate the candidate, as well as certain other information.

Except for Ms. Arvielo, all of the nominees standing for election to the Company’s Board of Directors at this year’s Annual Meeting are current directors. The Governance Committee and the Board of Directors believe that all of the nominees satisfy the above described director standards. Accordingly, all of such nominees were approved for election by the Board of Directors, based in part on the recommendation of the Governance Committee. With respect to this year’s Annual Meeting, no nominations for directors were received from stockholders.

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CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE

Board Leadership Structure

The Company’s governing documents enable the Board of Directors to determine the appropriate Board leadership structure for the Company and allow the roles of Chairman of the Board and CEO to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs in light of the dynamic environment in which it operates, changes in governance needs and practices, growth and other developments with respect to its operations, and the Board’s assessment of the Company’s leadership from time to time.

Since April 1, 2018, Robert Sarver has served as the Company’s Executive Chairman and Bruce D. Beach has served as the Company’s Lead Independent Director. In anticipation of the recently announced retirement of our Executive Chairman, which will be effective as of the date of the Annual Meeting, the Governance Committee and the Board considered the appointment of a new Chairman and potential related leadership structures for the Board. While the Board of Directors does not have a definitive policy on whether the role of the Chairman and the CEO should be separate, and may modify the structure as it deems appropriate from time to time, at this time the Board determined that a separation of the Chairman role from the CEO role is in the best interest of the Company.

In maintaining the separation of the roles of CEO and Chairman, the Board determined that a separate chairperson at this time could more effectively lead the Board in evaluating the performance of management, including the CEO, guide the Board through appropriate governance processes, and lead the Board in managing and responding to crises. The independent directors agreed that having an independent director serve as Chairman at this time reinforces their objectivity.

The Board has determined that Bruce D. Beach is independent within the meaning of the director independence standards set forth by the NYSE and subject to his re-election, has been appointed to serve as the Board’s Chair for the 2022-2023 director term. Mr. Beach has served as the Company’s Lead Independent Director since 2010 and brings with him substantial management experience and financial expertise.

Board Composition

The Company’s Bylaws provide that the Board of Directors will consist of not less than eight or more than seventeen directors. The Board of Directors from time to time may fix the number of directors within these limits. While the Bylaws allow for seventeen directors, at this time, the Governance Committee considers eleven to fourteen directors to be the appropriate size for the Company’s Board of Directors. Robert Sarver and Steve Hilton are not standing for re-election to the Board of Directors at the Company’s 2022 Annual Meeting; however, the Board of Directors has nominated Ms. Arvielo in addition to the eleven directors standing for re-election. All other members of the Board of Directors have been re-nominated. Accordingly, effective as of the date of the Annual Meeting, the Board of Directors will set the number of directors at twelve. At the Annual Meeting, the directors will be elected to serve for one-year terms.

Information regarding each of the Company’s director nominees is set forth below. All ages are provided as of December 31, 2021.

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CORPORATE GOVERNANCE

BOARD COMPOSITION

Information as to Director Nominees

The Board of Directors has nominated the individuals listed below to be elected as directors at the Annual Meeting. See “Proposal No. 1 Election of Directors” on page 29. Each of the Company’s current directors also serves as a director of the Company’s wholly owned bank subsidiary, Western Alliance Bank. In connection with his or her re-election to the Company’s Board of Directors, these nominees will also be re-elected to the board of Western Alliance Bank.

PATRICIA ARVIELO
PRESIDENT & CO-FOUNDER New American Funding Age: 57 Director since: N/A	Committee Membership: N/A

Qualifications:

•	CEO and senior executive experience, with more than 40 years of mortgage and real estate industry experience.
•	Award-winning entrepreneur, co-founding one of the largest independent mortgage companies in the U.S.
•	Expertise on the challenges Hispanic and Black consumers face in their pursuit of homeownership.

Biographical Information:

•	President and Co-Founder of New American Funding, one of the largest Latina-owned mortgage companies in the U.S., since 2003.
•	Director and Audit Committee Member, Century Communities, a top 10 national homebuilder, since January 2021.
•	Leadership Council Member, Harvard Kennedy School’s Center for Public Leadership, since 2020.
•	Member of the Housing Counseling Federal Advisory Committee, a group that advises the Department of Housing and Urban Development on ways to build sustainable homeownership, since 2018.
•	Former Member, Fannie Mae Affordable Housing Advisory Council and both Freddie Mac’s Community Lender Advisory Board and Affordable Housing Council.
•	Member of the Board of Directors of the National Park Foundation since 2018.
•	Named Latina Style’s Latina Executive of the Year and Corporate Leader in 2020.
•	Recognized by Ernst & Young as the 2016 EY Entrepreneur of The Year® Orange County.

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            7

CORPORATE GOVERNANCE

BOARD COMPOSITION

BRUCE D. BEACH, C.P.A.
SENIOR ADVISOR BeachFleischman PC Age: 72 Director since: 2005 Lead Independent Director: 2010-June 2022 Board Chairman: Effective June 2022 Audit Committee Financial Expert	Committee Membership: • Audit Committee • Governance Committee

Qualifications:

•	Financial expert with over 45 years of experience in public accounting.
•	Business leader with extensive management experience.
•	Co-founder of one of the largest locally owned CPA firms in Arizona.

Biographical Information:

•	Senior Advisor, BeachFleischman PC, an accounting and business advisory firm in Southern Arizona, since January 2022.
•	Chairman, BeachFleischman PC, from May 1991-2021.
•	Chief Executive Officer, BeachFleischman PC, from 1991 to 2015.
•	Board member, Arizona State Board of Accountancy, since his gubernatorial appointment in July 2018.
•	Board member and former Chairman, Southern Arizona Leadership Council.
•	Former Chairman, Vice-Chairman, and Audit Committee Chairman, Carondelet Health Network, one of the largest hospital systems in Southern Arizona.

Education:

•	B.S., Accounting, University of Arizona
•	M.B.A., University of Arizona

8            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD COMPOSITION

JUAN FIGUEREO, C.P.A.
VENTURE PARTNER Ocean Azul Partners Age: 66 Director since: 2020 Audit Committee Financial Expert	Committee Membership: • Audit Committee (Chair) • Finance and Investment Committee

Qualifications:

•	Executive management experience, including service as the Chief Financial Officer of several publicly traded companies.
•	Public company board experience, including serving as the Audit and Risk Management Committee Chair of a fortune 500 company.
•	Proven driver of strategic direction and growth throughout his career in finance and accounting.

Biographical Information:

•	Venture Partner, Ocean Azul Partners, an early stage investment fund based in Florida, since 2018.
•	Board Member and Chair of the Audit Committee, Diversey Holdings, Ltd. since March 2021.
•	Board Member and Chair of the Audit Committee, Deckers Outdoor Corporation since March 2020.
•	Board Member, Florida International University Foundation since 2015.
•	Board Member and Chair of the Audit and Risk Management Committee, PVH Corp. Inc. from 2011 through 2020.
•	Executive Vice President & Chief Financial Officer, Revlon, Inc. from April 2016 to June 2017.
•	Executive Vice President & Chief Financial Officer, NII Holdings, Inc. from 2012 to 2015. NII Holdings, Inc. filed for bankruptcy protection in New York, New York on September 15, 2014.
•	Executive Vice President & Chief Financial Officer, Newell Brands from 2009 to 2012.
•	Executive Vice President & Chief Financial Officer, Cott Corporation Inc. from 2007 to 2009.
•	Vice President Mergers & Acquisitions, Wal-Mart International from 2003 to 2007.
•

Vice President and Managing Director, Frito Lay Dominicana from 2000 to 2003, prior to which Mr. Figuereo served as Vice President, Business Integration of Frito Lay Europe from 1999-2000, and Vice President and Chief Financial Officer of Frito Lay South Europe from 1997-1999.

•

Vice President & Chief Financial Officer, Pepsi-Cola Bottling from 1996 to 1997, prior to which Mr. Figuereo served as Vice President and Chief Financial Officer of Pepsi-Cola Latin America from 1994-1996, at which time he also served as a Board Member for Grupo Embotelladoras Unidas (BMV: CULTIBAB) and Buenos Aires Embotelladoras (Formerly NYSE: BAE). Mr. Figuereo also served in a number of other key accounting and finance positions for Pepsi-Cola from 1988-1994.

•	Senior Audit Manager, Arthur Andersen & Company from 1981 to 1988.

Education:

•	B.B.A., Public Accounting, Florida International University

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            9

CORPORATE GOVERNANCE

BOARD COMPOSITION

HOWARD GOULD
FORMER VICE CHAIRMAN CCFW, Inc. dba Carpenter & Company Age: 72 Director since: 2015	Committee Membership: • Risk Committee (Chair) • Governance Committee

Qualifications:

•	Experience in management at large financial institutions.
•	Understanding of bank regulatory framework as a former Commissioner of California’s bank regulatory agency.
•	Knowledge of risk management within the banking industry, including the risks presented by the information security landscape.

Biographical Information:

•	Vice Chairman, Carpenter and Company and Managing Partner, Carpenter Community BancFunds from 2005 until its dissolution in 2019.
•	Director, Bridge Capital Holdings, from 2009 until it merged into Western Alliance Bank in June of 2015.
•	California Commissioner of Financial Institutions under Governor Arnold Schwarzenegger from 2004 to 2005.
•	Vice Chairman, Bank of the West, from 2002 to 2003.
•	Vice Chairman and Chief Operating Officer, United California Bank, from 1992 until its acquisition by Bank of the West.
•	Managing Partner, The Secura Group, a nationwide financial services consultancy, prior to 1992.
•	Superintendent of Banks for the State of California under Governor George Deukmejian from 1983 to 1989.
•	Retail Banking, Bank of America, prior to 1983.
•	Statewide Corporate Public Affairs, Wells Fargo Bank, prior to 1983.

Education:

•	B.S., Business Administration, San Jose State University
•	M.B.A., California State University

MARIANNE BOYD JOHNSON
CO-EXECUTIVE CHAIRMAN, EXECUTIVE VICE PRESIDENT AND CHIEF DIVERSITY OFFICER Boyd Gaming Corporation Age: 63 Director since: 1995 (founding)	Committee Membership: • Compensation Committee • Governance Committee

Qualifications:

•	Executive experience in the highly regulated gaming industry.
•	Considerable public company experience, and bank board experience.
•	Experience in developing and promoting diversity and inclusion programs.

Biographical Information:

•	Board Member, Boyd Gaming Corporation, since 1992.
•

Co-Executive Chairman, Executive Vice President and Chief Diversity Officer, Boyd Gaming Corporation, since February 2001, with the position of Chief Diversity Officer added in 2019, Executive Vice President in 2008, and Co-Executive Chairman in 2021, prior to which she served as Vice Chairman.

•	Senior Vice President, Boyd Gaming Corporation, from December 2001 until December 2007. Ms. Johnson has served Boyd Gaming since 1977 in a variety of capacities, including sales and marketing.
•	Director, Nevada Community Bank until its sale to First Security Bank (Wells Fargo) in 1993.

10            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD COMPOSITION

ROBERT LATTA
SENIOR OF COUNSEL Wilson Sonsini Goodrich & Rosati, PC Age: 67 Director since: 2015	Committee Membership: • Audit Committee • Compensation Committee (Chair)

Qualifications:

•	Public company board and audit committee experience.
•	Broad background in corporate and transactional matters, including company formations, venture capital financings, public offerings, and mergers and acquisitions.
•	In depth exposure to technology companies.
•	Significant corporate finance and corporate governance experience.

Biographical Information:

•

Senior Of Counsel, Wilson Sonsini Goodrich & Rosati, one of the nation’s leading technology and growth business law firms, since 2020, prior to which he served as a Senior Partner, and where he has worked since 1979 and has served as a member of various firm management committees.

•	Director, Bridge Capital Holdings, from 2004 until it merged into the Company in June of 2015.

Education:

•	B.A., Economics, Stanford University
•	J.D., Stanford University

ADRIANE MCFETRIDGE
DIRECTOR OF ENGINEERING— REVENUE AND GROWTH ENGINEERING Netflix Age: 51 Director since: 2019	Committee Membership: • Risk Committee • Finance and Investment Committee

Qualifications

•	Technology professional with domestic and international experience working with leading edge technology companies.
•	Strategic and tactical experience focused on leveraging technology to expand the business footprint.
•	Knowledge of ecommerce, payment solutions, data mining and analytics.

Biographical Information

•	Director of Engineering—Subscription Platform, Netflix, since May 2017.
•	Member of the Advisory Council of the Computer Science Department of the University of Texas since 2016.
•	Vice President—Payment Software Services, Verifone, from 2015 to 2016.
•	Director of Product Management, StubHub, from 2014 to 2015.
•	Director of Cross Border Trade, Ebay, from 2012 to 2014, prior to which Ms. McFetridge served as Chief of Staff to the CEO from 2011 to 2012, and as Director, Quality Assurance from 2002-2007.
•	Director of Quality Operations, PayPal, from 2009 to 2011.
•	Chief Technology Officer, Tradera AB, an Ebay, Inc. company located in Stockholm, Sweden, from 2007 to 2009.
•	Various management and engineering positions at Nortel Dasa and Bell Northern Research.

Education:

•	B.S., Computer Science, University of Texas
•	M.B.A., Alliance Manchester Business School

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            11

CORPORATE GOVERNANCE

BOARD COMPOSITION

MICHAEL PATRIARCA
FORMER CHIEF INTERAL AUDITOR AND RETIRED BANK REGULATOR Age: 71 Director since: 2016	Committee Membership: • Audit Committee • Risk Committee

Qualifications

•	Bank regulatory experience.
•	Leadership experience gained at various large financial institutions.
•	Management expertise in bank audit matters.
•	Career financial services executive with diverse experience in the banking industry.

Biographical Information

•

Managing Director, Promontory Financial Group, a premier financial services consulting firm, where he advised large financial institutions on risk management, audit, compliance, governance and a broad range of regulatory issues from 2009 to 2014, prior to which he served as a consultant from 2005 to 2008.

•	Global Head of Risk Management and Audit, Visa International, from 1999 to 2005.
•	General Auditor, Wells Fargo Bank, where he also held several key executive positions in the areas of audit, security, compliance, and risk management from 1992 to 1999.
•	Senior Regulatory Roles, Office of the Comptroller of the Currency and the Office of Thrift Supervision, with over 16 years of government service.

Education:

•	B.A., History, University of California-Davis
•	J.D., Santa Clara University School of Law
•	L.L.M., Administrative Law/Economic Regulation, The George Washington University Law School

12            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD COMPOSITION

BRYAN SEGEDI, C.P.A.
BOARD MEMBER Conway Mackenzie Age: 62 Director since: 2020	Committee Membership: • Compensation Committee • Finance and Investment Committee

Qualifications

•	Over 30 years in public accounting at a big four firm, with senior positions held both domestically and globally.
•	Executive management experience of a global enterprise where he led the largest service line thereof consisting of over 77,000 professionals with $12 billion in revenue.
•	Private board experience, with expertise implementing strategic and growth initiatives.

Biographical Information

•	Board Member, Conway Mackenzie, since 2018.
•	Executive in Residence, Arizona State University, since 2015.
•	Vice Chair of the Board of Trustees, Alma College, since 2015
•

Deputy Global Vice Chair, Ernst & Young, LLP, from 2012 to 2015, prior to which Mr. Segedi served as Advisory Global Markets Leader from 2010-2012, as Americas Vice Chair from 2006-2010, as Vice Chair, North Central Region from 2000-2006, and in various other leadership positions having initially joined the firm in 1982.

•	Internal Auditor, First National Bank of Chicago, from 1981 to 1982.

Education:

•	B.A., Business Administration, Alma College
•	M.B.A., Management, Northwestern University

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            13

CORPORATE GOVERNANCE

BOARD COMPOSITION

DONALD SNYDER
Retired Business Executive and Community Leader Age: 74 Director since: 1997 (founding)	Committee Membership: • Governance Committee (Chair) • Risk Committee

Qualifications

•	Experience serving on boards of numerous industry and community organizations.
•	Understanding of the Company’s business, history and organization.
•	Extensive leadership skills, banking and regulatory expertise and management experience.

Biographical Information

•

Director, Compensation Committee Chairman, Corporate Governance and Nominating Committee Member, Tutor Perini Corporation, one of the largest general contractors in the United States, publicly traded on the NYSE, from 2008 through May 2019.

•

Governance Committee Chairman, and Compensation Committee Member, Switch, Inc., a publicly traded data center developer and operator. Mr. Snyder has also acted as Lead Independent Director for Switch since 2017.

•

Dean, William F. Harrah College of Hotel Administration at the University of Nevada Las Vegas from June 2010 to June 2013; Executive Dean for Strategic Development from June 2013 to January 2014; President from February 2014 to January 2015; Presidential Advisor for Strategic Initiatives from January 2015 to January 2016; and Presidential Advisor in a voluntary capacity for University of Nevada Las Vegas until 2019.

•	Chairman, The Smith Center for the Performing Arts.
•	Director, NV Energy, from 2005 to 2013.
•	President, Boyd Gaming Corporation, from January 1997 to March 2005, having joined the company’s board of directors in April 1996 and its management team in July 1996.
•	Co-Founder, Western Alliance Bancorporation, through the establishment of Bank of Nevada, the Company’s first bank subsidiary (f/k/a BankWest Nevada).
•	President and CEO, Fremont Street Experience LLC, a private/public partnership formed to develop and operate a major redevelopment project in Downtown Las Vegas, from 1992 to July 1996.
•

Chairman of the board of directors and CEO, First Interstate Bank of Nevada, then Nevada’s largest full-service bank, from 1987 to 1991. During his 22 years with First Interstate Bank from 1969 to 1991, Mr. Snyder served in various management positions in retail and corporate banking, as well as international and real estate banking.

Education:

•	B.S. Business Administration, University of Wyoming
•	Graduate School of Credit & Financial Management, Stanford University

14            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD COMPOSITION

SUNG WON SOHN, PH.D.
PROFESSOR OF FINANCE & ECONOMICS Loyola Marymount University Age: 77 Director since: 2010	Committee Membership: • Finance and Investment Committee (Chair) • Risk Committee

Qualifications

•	Economic forecasting experience and abilities.
•	Management experience in the banking industry, including at one of the largest banks in the country.
•	Knowledge of the Southern California market.

Biographical Information

•	Professor of Finance & Economics, Loyola Marymount University, beginning in 2019.
•	Commissioner, Los Angeles City Employees Retirement System (LACERS) Board of Administration.
•	Board Member, National Association of Corporate Directors Southern California.
•	Former Smith Professor of Economics and Finance, California State University.
•	Former Vice Chairman, Forever 21, a multi-national retailer.
•	President and Chief Executive Officer of Hanmi Financial Corporation, a commercial bank in Los Angeles, California, from 2005 to 2007.
•	Executive Vice President and Chief Economic Officer, Wells Fargo Bank, from 1998 to 2005.
•	Senior Economist, the President’s Council of Economic Advisors in the White House, prior to 1974.
•	Tenured Professor, Pennsylvania State University System, prior to his time at the White House.
•	Author of two books, Global Financial Crisis and Exit Strategy and The New Economy.
•

Prior Board Member, Port of Los Angeles, First California Bank, Foreign Affairs Council of Los Angeles, Children’s Bureau of Los Angeles, Ministers Mutual Life Insurance Company, L.A. Music Center (Performing Arts), Park Nicollet Health Services, The Blake School, Minnesota Community College System, North Memorial Medical Center, Harvard Business School Association of Minnesota, and the American Heart Association of Minnesota.

Education:

•	B.S., Economics, University of Florida
•	Master’s Degree in Economics, Wayne State University
•	Ph.D. in Economics, University of Pittsburgh
•	Professional Master’s Degree, Harvard Business School
•	Real Estate Finance Certificate, MIT

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            15

CORPORATE GOVERNANCE

BOARD COMPOSITION

KENNETH A. VECCHIONE
PRESIDENT & CHIEF EXECUTIVE OFFICER Western Alliance Bancorporation Age: 67 Director since: 2007	Committee Membership: N/A

Qualifications

•	Extensive public company experience and strong day-to-day knowledge of the Company.
•	Proven executive leadership abilities.
•	Impressively diverse banking and financial institution background.
•	Board experience at both public and private companies.
•	Expertise and deep understanding of the current trends and regulatory issues within the financial services industry, with an understanding of risk management priorities.

Biographical Information

•

President and Chief Executive Officer, Western Alliance Bancorporation, since April 1, 2018, after rejoining the company as President in July 2017. Mr. Vecchione assumed the role of President again in October 2019.

•

President, Chief Executive Officer, and Director, Encore Capital Group (“Encore”), starting in April 2013, adding the position of Chief Executive Officer as of June 2013 through his June 2017 departure.

•	Chairman, Cabot Credit Management, Encore’s largest majority owned international subsidiary, during his time with Encore.
•	Chairman of Western Alliance Bank, from January 2014 to December 2015.
•	President and Chief Operating Officer, Western Alliance Bancorporation, from April 2010 to April 2013.
•	Board Member, Federal Home Loan Bank of San Francisco, from 2012 to 2013.
•	Director and Audit Committee Chairman, International Securities Exchange, from 2007 to June 2016.
•	Director and Audit Committee Chairman, Affinion Group, until January 2011.
•	Chief Financial Officer, Apollo Global Management, LLC, from 2007 to 2010.
•	Vice Chairman and Chief Financial Officer and multiple other positions, MBNA Corporation, from 1998 to 2006, with three years in the above listed titles.
•	Executive Vice President and Chief Financial Officer, AT&T Universal Card Services, from 1997 to 1998.
•	Chief Financial Officer, Citicorp Credit Services, from 1990 to 1994.
•	Current Board Member of the Phoenix Symphony.
•	Served on a number of private and public boards, including as Chair of the Audit Committee of ISE and the Affinion Group.

Education:

•	B.S., Accounting, State University of New York at Albany

16            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

Director Independence

The Company’s common stock is traded on the NYSE. The NYSE’s rules require that a majority of directors of NYSE-listed companies be “independent.” For a director to be “independent” under the NYSE’s rules, the Board of Directors must affirmatively determine that the director has no material relationship with the Company, including its subsidiaries, either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company, and a director must satisfy all categorical standards relating to independence, as set forth in Section 303A of the NYSE Listed Company Manual.

Of the 12 persons nominated for election to the Board of Directors, the Board of Directors affirmatively determined 10 to be independent under NYSE standards. The Board of Directors also affirmatively determined that Mr. Hilton and Todd Marshall, both of whom served on the Board during 2021, are independent under NYSE standards. The Board of Directors based these determinations primarily on the recommendations of the Governance Committee, which performed a detailed review of the Company’s internal records and the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships, and on discussions with such directors. As part of its review, the Governance Committee considered, among other things, the nature and extent of each director’s business relationships and transactions with the Company, its subsidiaries, and its executive officers and their affiliated business entities, including personal investment activities, professional services, involvement in charitable or non-profit organizations, and those relationships and transactions described in each of the “Certain Transactions with Related Persons” and the “Certain Business Relationships” sections herein, located on pages 54-55.

Based on these factors, the Board of Directors determined that Messrs. Sarver and Vecchione are not independent because each serves as an executive officer of the Company, and Ms. Arvielo is not independent due to certain business transactions between the Company and NAF in 2021, as further described in “Certain Transactions with Related Persons” on page 54.

Meetings of the Board of Directors

The Board of Directors held seven meetings in 2021. Each current director attended at least 75% of the meetings of the Board of Directors and meetings of committees on which he or she served in 2021. The Company invites and encourages all of its directors to attend the Company’s annual meetings of stockholders, and all of the current directors attended the 2021 annual meeting of stockholders.

Executive sessions of non-management/independent directors (consisting of all directors other than Messrs. Sarver and Vecchione) were periodically scheduled and held during the Company’s quarterly Board of Directors meetings.

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            17

CORPORATE GOVERNANCE

BOARD ROLE IN RISK OVERSIGHT

Board Role in Risk Oversight

Under the Company’s governance structure and applicable law, the Board of Directors is ultimately responsible for overseeing the Company’s risk management processes and sets the tone for a strong risk-aware culture. The Company has adopted a three lines of defense risk management model, and the Board has distributed certain oversight responsibilities to its committees in keeping with its obligation to oversee and monitor the three lines of defense.

18            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD ROLE IN RISK OVERSIGHT

Management Accountability for Effective Risk Management:

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            19

CORPORATE GOVERNANCE

BOARD ROLE IN RISK OVERSIGHT

Cyber risk:

The Risk Committee and the ORMC are primarily responsible for monitoring management’s implementation of operations and technology risk controls, including cyber security and information security. The Company maintains a robust data protection and information security program. The primary goal of the program is to maintain cybersecurity defenses whose capabilities are within the upper quartile of our peers. The Company uses industry standards from the National Institute of Standards and Technology for cybersecurity, the Federal Financial Institutions Examination Council’s examination guidelines, Control Objectives for Information and Related Technologies and the Information Technology Infrastructure Library frameworks, and privacy laws to guide us in consistently meeting legal and regulatory requirements.

Information Security is the responsibility of directors, officers, employees and agents of the Company. Critical to maintaining an effective cyber defense is our investment in people, which begins by developing and maintaining a robust Information Security function within the First Line. This responsibility is enforced for every employee with mandatory interactive cyber awareness training, periodic newsletters, executive security briefs and updates. Additionally, the Risk Committee is informed about cybersecurity and the relevant risks posed to the Company via regular updates from the Company’s Chief Information Security Officer.

Non-Employee Director Stock Ownership Guidelines

The Board of Directors adopted Stock Ownership Guidelines because it believes that it is important to the Company’s future success that executive officers and directors own and hold a minimum number of shares of common stock of the Company in order to further align their interests and actions with the interests of the Company’s stockholders. The Stock Ownership Guidelines require non-employee directors to own a minimum number of shares of the Company’s common stock, with a value at least equal to five times such director’s annual cash compensation as reported in the Company’s most recent proxy statement, based on a rolling six month average of the Company’s share price. The Stock Ownership Guidelines provide for a transition period of five years during which new directors must achieve full compliance with these requirements. The Stock Ownership Guidelines are administered and enforced by the Governance Committee of the Board of Directors, and compliance is monitored and reported to the Governance Committee by the Company’s General Counsel. Each current director is in full compliance with these requirements. Stock Ownership Guidelines for the Company’s executive officers can be found on page 43.

The Company understands that hedging and significant amounts of pledging of Company stock by directors and executive officers may skew the alignment of the interests between Company insiders and Company stockholders. Therefore, the Stock Ownership Guidelines specifically prohibit any hedging or pledging of Company stock held by directors and executive officers. Notwithstanding the foregoing, certain limited exceptions for pledging exist, including (a) shares of Company common stock held in a margin account or pledged as collateral for a loan prior to July 30, 2019, or (b) where the executive or director demonstrates the financial capacity to repay the loans without resorting to the pledged stock, such exception to be granted at the sole discretion of the Governance Committee. Any pledged shares are excluded from required ownership levels, and are subject to both individual and collective maximums on Company shares that may be placed in a margin account or otherwise pledged.

Communication with the Board of Directors and its Committees

Any stockholder or other interested person may communicate with the Board of Directors, a specified director (including the Lead Independent Director/Chairman), the non-management directors as a group, or a committee of the Board of Directors by directing correspondence to their attention, in care of the Corporate Secretary, Western Alliance Bancorporation, One E. Washington Street, Suite 1400, Phoenix, Arizona 85004. Anyone who wishes to communicate with a specific director, the non-management directors only or a specific committee should send instructions asking that the material be forwarded to the appropriate director, group of directors or committee chairman. All communications so received from stockholders or other interested parties will be forwarded to the director or directors designated.

20            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

Committees of the Board of Directors

The Company’s Board of Directors has five standing committees:

•	Audit Committee

•	Compensation Committee

•	Governance Committee
•	Finance and Investment Committee

•	Risk Committee

Information with respect to each of these committees is set forth below.

The Company may appoint additional, or modify existing, committees of the Board of Directors in the future, including ad hoc committees to address items requiring special attention, such as potential merger or acquisition opportunities, and for purposes of complying with all applicable corporate governance rules of the NYSE. Membership information and charter documents for each of the Company’s five committees listed above are available in the Investor Relations section of the Company’s website at www.westernalliancebancorporation.com. For printed copies of the charters, send a request to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

Board Committee and Membership	Primary Responsibilities

Audit Committee Mr. Figuereo, Financial Expert, Chairman Mr. Beach, Financial Expert Mr. Latta Mr. Patriarca All Independent All Financially Literate 12 Meetings during 2021

•  Serve as an independent and objective body and to otherwise assist the Board of Directors in its oversight of (a) the qualifications, independence and performance of the registered public accounting firm employed by the Company, (b) the performance of the Company’s internal audit function, (c) the integrity of the Company’s financial statements, its related accounting and financial reporting processes and internal controls over financial reporting, and (d) the Company’s compliance with regulatory, legal and ethical requirements;

•  Be directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm employed by the Company, or other firm, for the purpose of preparing or issuing an audit report or related work;

•  Pre-approve all auditing services and non-audit services provided to the Company by the independent registered public accounting firm;

•  Prepare, or direct to be prepared, and review the report required by the proxy rules of the SEC to be included in the Company’s annual proxy statement;

•  Support an open avenue of communication among the independent registered public accounting firm, financial and senior management, internal audit, and the Board of Directors;

•  Be directly responsible for the hiring, annual performance evaluation, compensation and oversight of the Chief Audit Executive (“CAE”);

•  Support the stature and independence of internal audit by meeting directly with the CAE regarding the internal audit function, organizational concerns, and industry concerns;

•  Support internal audit’s budget, staffing, and system relative to the firm’s asset size and complexity and the pace of technological and other changes;

•  Oversee the third line of defense in the Company’s Three Lines of Defense Model;

•  Review the status of actions recommended by internal audit and the independent registered public accounting firm to remediate and resolve material, significant or persistent deficiencies identified by those groups and findings identified by supervisors;

•  Oversee the Company’s compliance with the rules and regulations related to the preparation and presentation of financial statements; and

•  Provide regular reports to the Board of Directors of the Company and its bank subsidiary.

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            21

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

Board Committee and Membership	Primary Responsibilities

Compensation Committee Mr. Latta, Chairman Mr. Hilton Ms. Johnson Mr. Segedi All Independent 8 Meetings during 2021

•  Annually review and approve corporate goals and objectives relevant to the CEO’s compensation, assist the Lead Independent Director/Chairman in the Board of Directors’ evaluation of the CEO’s and Executive Chairman’s performance in light of those goals and objectives, and recommend compensation levels for the CEO to the full Board of Directors;

•  Engage and terminate, at the Compensation Committee’s sole authority and discretion, outside consultants to study and make recommendations regarding director or executive compensation matters, and the sole authority to approve their fees and other retention terms;

•  Review and approve compensation, including cash-based and equity awards, of executive officers, which may include consideration of the results of the most recent stockholder advisory vote on executive compensation (“Say on Pay Vote”);

•  Administer the Company’s executive incentive compensation plans and equity-based plans;

•  Assess the desirability of, and review and recommend to the Board for approval, new executive incentive compensation plans and all equity-based incentive plans, significant amendments to those plans, and any increase in shares reserved for issuance under existing equity based plans;

•  Review and make recommendations on an annual basis to the independent directors of the Board with respect to the compensation of directors;

•  Annually prepare and issue a report on executive compensation for inclusion in the Company’s annual meeting proxy statement, and review and approve all other sections of the proxy statement relating to director and executive compensation, in accordance with applicable rules and regulations;

•  Review and discuss with management the Compensation Discussion and Analysis (the “CD&A”) required by the rules and regulations of the SEC to be included in the Company’s proxy statement and annual report on Form 10-K and determine whether or not to recommend to the Board that the CD&A be so included;

•  Evaluate and discuss with the appropriate officers of the Company its employee compensation programs as they relate to risk management and risk-taking incentives in order to determine whether any risk arising from such compensation programs is reasonably likely to have a material adverse effect on the Company;

•  Adopt policies regarding the adjustment or recovery of incentive awards or payments if the relevant Company performance measures upon which such incentive awards or payments were based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment, consistent with Section 10D of the Exchange Act;

•  Review and recommend to the Board for approval the frequency with which the Company will conduct Say on Pay Votes under the Dodd-Frank Act, taking into account the results of the most recent stockholder advisory vote on frequency of Say on Pay Votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote to be included in the Company’s proxy statement;

•  Periodically review and make recommendations regarding the Company’s strategies, activities, policies and communications regarding employee workforce and human resource management. and

•  Provide regular reports to the Board of Directors of the Company and its bank subsidiary.

The Compensation Committee also has the authority to delegate its authority to subcommittees and individual members of the Compensation Committee as the Compensation Committee deems appropriate; provided that any delegate shall report any actions taken to the whole Compensation Committee at its next regularly scheduled meeting. The “Compensation Committee Report” appears on page 44.

22            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

Board Committee and Membership	Primary Responsibilities

Nominating, Corporate Governance, and Social Responsibility Committee Mr. Snyder, Chairman Mr. Beach Mr. Gould Mr. Hilton Ms. Johnson All Independent 9 Meetings during 2021

•  Identify individuals qualified to become members of the Company’s Board of Directors and recommend director candidates for election or re-election to the Board of Directors;

•  Develop and maintain a Director Skills and Traits Matrix, the function and use of which will be to assist the Governance Committee in analyzing the Board’s current composition, and to assist the Governance Committee in the director selection and nomination process;

•  Review and assess the effectiveness of the Company’s corporate governance structure and processes, and recommend any changes to the full Board of Directors and management, including Board committee structure and membership;

•  Periodically recommend changes in the size and composition of the Board of Directors, if appropriate;

•  Review and recommend changes to, and administer and enforce, the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, Insider Trading Policy, Stock Ownership Guidelines, and Director Training and Education Program;

•  Review and approve those sections of the Company’s proxy statement relating to corporate governance matters and Board Committee functions and responsibilities;

•  Review and approve the Company’s policy making framework, as necessary and appropriate;

•  Make recommendations to the Board of Directors about succession planning for the CEO and other senior executives;

•  Oversee the annual evaluation process for the Board of Directors; and

•  Oversee the Company’s operations and programs regarding ESG matters.

The Governance Committee may delegate its authority to subcommittees and individual members of the Governance Committee as it deems appropriate; provided that any delegate shall report any actions taken to the whole Committee at its next regularly scheduled meeting. See “Director Selection Process” on page 3 for further information on the process by which directors are nominated for election to the Company’s Board of Directors.

Finance and Investment Committee Dr. Sohn, Chairman Mr. Figuereo Ms. McFetridge Mr. Segedi All Independent 7 Meetings during 2021

•  Monitor the Company’s investment portfolio, trading account activities, and off-balance sheet activities, including investment, hedging and loan purchase and sale activity, valuation trends and methodology, and compliance with approved policies and risk limitations;

•  Monitor the Company’s interest rate and liquidity risk positions considering the trends, effectiveness, size, and sensitivities to stress of these positions relative to approved policies and risk limitations;

•  Review and discuss the Company’s current and projected capital ratios and allocation considering overall financial condition, growth, strategy changes, and relevant economic conditions;

•  Review and discuss trends and changes related to deposit taking and borrowings;

•  Monitor the overall activities conducted in any non-banking affiliates of the Company;

•  Review and discuss the risk management, accounting, profitability, legal, audit and compliance, systems and operations, and reputational risk implications of any new investment, business initiatives, tax planning strategies, debt, equity capital, and/or derivative or hedging strategies prior to the introduction of the product;

•  Review any relevant reports rendered by the Company’s internal audit and compliance departments, and external auditors, and work with the Audit Committee, as appropriate, to ensure that any necessary corrective actions are taken and achieved;

•  Review any relevant reports received from bank regulators regarding the activities of the Finance and Investment Committee; and

•  Review any material required as part of bank run capital stress testing, including models, financial schedules and supporting artifacts and approve final stress testing results and any management recommended actions.

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            23

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

Board Committee and Membership	Primary Responsibilities

Risk Committee Mr. Gould, Chairman Ms. McFetridge Mr. Patriarca Mr. Snyder Dr. Sohn All Independent 8 Meetings during 2021

•  Receive presentations and other information to understand the significant risks to which the Company is exposed;

•  Review the Company’s procedures and techniques, and approve, where appropriate, policies developed and implemented to measure the Company’s risk exposures and for identifying, aggregating, evaluating and managing the significant risks to which the Company is exposed, to ensure that they remain appropriate and prudent;

•  Monitor, on a regular basis, the Company’s risk management performance and obtain, on a regular basis, reasonable assurance that the Company’s risk management policies for significant risks are being adhered to;

•  Be consulted in the hiring and dismissal of the CRO, and approve compensation of the CRO;

•  Review the periodic summary reports of the enterprise-wide Risk & Control Self- Assessment (RCSA) Program;

•  Consider and provide advice to the Board of Directors, when appropriate, on the risk impact of any strategic decision that the Board of Directors may be contemplating, including considering whether any strategic decision is within the risk tolerance established for the Company and its individual business units;

•  Recommend a risk appetite statement for the Company to the full Board for approval, and monitor compliance with the risk appetite statement, including development of risk tolerances, targets and limits as appropriate;

•  Review the examination reports of federal and state regulatory agencies having supervisory authority over the Company’s activities;

•  Review and approve any other matters required by the Company’s regulators from time to time;

•  Monitor management’s implementation of the Company’s Compliance Management System Framework;

•  Review the amount, nature, characteristics, concentration and quality of the Company’s credit portfolio, including all significant exposures to credit risk through reports on significant credit exposures presented to the Risk Committee, significant exceptions to risk policies and procedures, if any, and trends in portfolio quality (credit and position risk), market risk, liquidity risk, economic data and other risk information;

•  Monitor management’s implementation of the Company’s Financial Crimes Risk Management program, including reviewing related policies, risk assessment results and monitoring efforts (e.g., BSA/AML/OFAC metrics);

•  Monitor management’s implementation of Operations and Technology risk including, cyber security, information security, Business Continuity and Disaster Recovery programs;

•  Review and approve annually the level and adequacy of the Company’s insurance program, policies and coverage limits, including an assessment of insurance carriers and brokers; and

•  Review and approve significant risk management policies recommended by the Company’s management.

24            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE

COMPENSATION OF DIRECTORS

Compensation of Directors

The table below provides information concerning the compensation of the Company’s non-employee directors for 2021. The Company does not pay employees of the Company additional compensation for their service as directors. Accordingly, this table does not include Mr. Sarver or Mr. Vecchione. Non-employee directors receive annual retainers, committee service retainers, equity grants in the form of restricted Company stock, and amounts for special assignments as determined to be appropriate.

In February 2021, the Board approved the following compensation schedule for non-employee directors. All retainers are paid in quarterly installments and pro-rated as necessary.

•	An annual board service retainer of $50,000;

•

Committee service retainers of $20,000 for the Audit Committee, $10,000 for the Finance & Investment, Compensation, Risk Management, and Nominating, Corporate Governance, and Social Responsibility Committees;

•

Retainers of $15,000 for the Lead Independent Director, $15,000 for the Audit Committee Chairman, $10,000 for the Finance & Investment, Compensation, Risk Management, and Governance Committee Chairmen; and

•	Equity compensation of 3,074 shares in restricted stock.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Cash Dividend Paid ($)(2)	Total ($)

Bruce D. Beach	95,000	235,000	1,537	331,537

Juan Figuereo	87,500	235,000	1,537	324,037

Howard Gould	80,000	235,000	1,537	316,537

Steve Hilton	70,000	235,000	1,537	306,537

Marianne Boyd-Johnson	70,000	235,000	769	305,769

Robert Latta	90,000	235,000	769	325,769

Todd Marshall	35,000	235,000	1,537	271,537

Adriane McFetridge	70,000	235,000	1,537	306,537

Michael Patriarca	87,500	235,000	1,537	324,037

Bryan Segedi	70,000	235,000	1,537	306,537

Donald Snyder	80,000	235,000	1,537	316,537

Sung Won Sohn	80,000	235,000	1,537	316,537

(1)

In accordance with SEC regulations, stock awards are valued at the grant date fair value computed in accordance with FASB ASC Topic 718. For restricted stock, the fair value per share is equal to the closing price of the Company’s stock on the date of grant.

Active non-employee directors were each awarded 3,074 shares of restricted stock that fully vested on July 1, 2021.

As of December 31, 2021, none of the directors had outstanding restricted stock awards (“RSAs”).

Complete beneficial ownership information of Company stock for each of our current directors is provided in this proxy statement on page 56 under the heading, “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers.”

(2)

Represents dividends on unvested directors’ grants. Ms. Johnson and Mr. Latta made an 83(b) election on their director’s stock grants subsequent to the first quarter’s record date, and therefore they received the second quarter dividend as a stockholder and not as part of their director compensation.

In January 2022, as part of its annual review of director compensation, the Compensation Committee recommended that the director compensation remain at 2021 levels, with a decrease in the number of shares granted based on the increase in the value of the stock price from the prior year. The Board of Directors approved the Compensation Committee’s recommendations and granted 2,296 shares of restricted stock to each director on February 8, 2022, with the shares scheduled to vest on July 1, 2022.

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            25

CORPORATE GOVERNANCE

AUDIT COMMITTEE REPORT

Audit Committee Report

The Board of Directors of Western Alliance Bancorporation approved the charter of the Company’s Audit Committee on April 27, 2005, and the charter was most recently amended on February 8, 2022. The charter states that the primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (i) the qualifications, independence and performance of the registered public accounting firm employed by the Company, (ii) the performance of the Company’s internal audit function, (iii) the integrity of the Company’s financial statements, its related accounting and financial reporting processes and internal controls over financial reporting, and (iv) the Company’s compliance with regulatory, legal and ethical requirements. The Audit Committee periodically reports on these and other pertinent matters that come before it to the full Board of Directors.

The following four directors are currently members of the Audit Committee: Messrs. Figuereo (Chairman), Beach, Latta, and Patriarca. The Board of Directors has determined that each member of the Audit Committee satisfies the requirements of the applicable laws and regulations relative to the independence of directors and Audit Committee members, including, without limitation, the requirements of the SEC and the listing standards of the NYSE. The Board of Directors has further determined, in its business judgment, that each member of the Audit Committee is “financially literate” under NYSE listing standards and that Messrs. Beach and Figuereo qualify as “audit committee financial experts” as defined by the SEC. During 2021, the Audit Committee met twelve times.

While the Audit Committee has the duties and responsibilities set forth in its charter, it is not the responsibility of the Audit Committee to plan or conduct audits, to implement internal controls, or to determine or certify that the Company’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles in the United States of America (“GAAP”). Furthermore, it is not the duty of the Audit Committee to assure compliance with applicable laws, rules, and regulations. These are the duties and responsibilities of management, the Company’s independent registered public accounting firm, and others as described more fully below.

Management is responsible for the Company’s financial reporting process, which includes the preparation of the Company’s financial statements in conformity with GAAP, and the design and operating effectiveness of a system of internal controls and procedures to provide compliance with accounting standards and applicable laws, rules, and regulations. Management is also responsible for bringing appropriate matters to the attention of the Audit Committee and for keeping the Audit Committee informed of matters that management believes require attention, guidance, resolution, or other actions. RSM US LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of, and expressing an opinion on, the Company’s consolidated financial statements and on the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).

During the year, the Audit Committee discussed with RSM US LLP and the Company’s internal auditors, with and without management present, the overall scope and plans for their respective audits, the results of their examinations, and their evaluations of the effectiveness of the Company’s internal controls and of the overall quality of the Company’s financial reporting.

The Audit Committee reviewed and discussed the audited consolidated financial statements and internal controls over financial reporting of the Company for the year ended December 31, 2021 with RSM US LLP, the Company’s independent registered public accounting firm, and management. In addition, the Audit Committee discussed with RSM US LLP those matters required to be discussed under generally accepted auditing standards, including Statement on Auditing Standards No. 1301 (Communication with Audit Committees) as currently in effect and the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

RSM US LLP has provided to the Audit Committee the written disclosures and the letter required by the PCAOB’s Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as currently in effect, and the Audit Committee discussed with RSM US LLP any relationships that may impact on the firm’s objectivity and independence and satisfied itself as to the auditors’ independence. In addition, the Audit Committee reviewed and approved the fees paid to RSM US LLP for audit and non-audit related services.

Based on the reviews and discussion referred to above, the Audit Committee recommended to the Company’s Board that the audited financial statements for the year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Submitted by the Audit Committee

Juan Figuereo (Chairman)

Bruce D. Beach

Robert P. Latta

Michael Patriarca

26            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE

AUDIT COMMITTEE REPORT

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference with any previous or future filings by the Company under the Securities Act of 1933 or the Exchange Act except to the extent that the Company specifically incorporates this report therein by reference.

Compensation Committee Matters

The Compensation Committee’s Processes and Procedures

The Compensation Committee’s charter is reviewed no less than annually to ensure that the Compensation Committee is fulfilling its duties in aligning the Company’s executive compensation program with the creation of stockholder value. The Board of Directors adopted the Compensation Committee’s charter on April 27, 2005, and most recently approved the charter on February 8, 2022.

The Compensation Committee’s charter provides the Compensation Committee with the sole authority and discretion to engage and terminate outside advisors to study and make recommendations regarding director or executive compensation matters, and has the sole authority to approve their fees and other retention terms. In 2021, the Compensation Committee retained Willis Towers Watson (the “Consultant”) as its outside independent compensation consultant to advise it on director and executive compensation matters. In this capacity, the Consultant reported directly to the Compensation Committee and provided data, analysis and guidance to assist the Compensation Committee in ensuring that the Company’s executive compensation programs and director compensation programs are appropriate, reasonable, and consistent with the Compensation Committee’s compensation objectives.

The Compensation Committee works directly with the Consultant to determine the scope of the work needed to assist the Compensation Committee in its decision-making processes. The Consultant attended Compensation Committee meetings to present and discuss market data and program design alternatives, and to provide advice and counsel regarding decisions facing the Compensation Committee. The Compensation Committee also meets regularly with the Consultant on an informal basis and without executive management. The Consultant provided no services to the Company other than services that were requested by the Compensation Committee; and the independence assessment that the Compensation Committee conducted confirmed that no conflicts of interest existed with respect to the Consultant’s work.

In 2021, the Compensation Committee directed the Consultant to provide an update to our peer group and CEO benchmarking and market analysis to inform the Compensation Committee’s compensation decisions and recommendations. The Consultant provided an analysis of the Company’s compensation program in comparison to proxy data from the Company’s Peer Group (as defined on page 36) and financial services industry published survey data. The Compensation Committee’s decisions with respect to the peer group analysis are discussed on page 36. There were no actions taken directly pursuant to the CEO benchmarking and market analysis, but the Compensation Committee used the overall information provided by the Consultant to help inform their related decisions.

The Compensation Committee Chairman works with management to set the individual meeting agenda for the Compensation Committee following an overall annual calendar of regular activities. The CEO, Executive Chairman, Chief Human Resources Officer (“CHRO”) and the Deputy General Counsel are the primary representatives of management who interact with the Compensation Committee, and serve as liaisons between the Compensation Committee and Company management. These officers regularly attend Compensation Committee meetings, and provide input and recommendations on compensation matters, as discussed more fully in the “Compensation Discussion and Analysis” below. The CHRO works with the CEO, CFO and other senior executives to develop and recommend compensation strategies and practices to the Compensation Committee for its review and approval, including the performance goals and weighting factors used in the Company’s performance-based plans and base salary adjustments for specific officers. The CHRO also works directly with the Consultant on a variety of Compensation Committee matters and provides administrative support and assistance to the Compensation Committee.

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            27

CORPORATE GOVERNANCE

COMPENSATION COMMITTEE MATTERS

Compensation Committee Interlocks and Insider Participation

Messrs. Latta, Hilton, Segedi and Ms. Johnson served as members of the Compensation Committee during 2021. Each member of the Compensation Committee is an independent director under standards of the NYSE, is an outside director for purposes of Section 162(m) under the Code, and is a non-employee director under Section 16 of the Exchange Act. No member of the Compensation Committee is a current or former officer or employee of the Company or any subsidiary. No executive officer of the Company serves on the compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving on our Board of Directors or the Compensation Committee. No executive officer of the Company serves on any board that has an executive serving on our Board. For additional information regarding the Company’s related party transactions, including one with Mr. Hilton, please see “Certain Transactions with Related Persons” on page 54.

28            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

CORPORATE GOVERNANCE

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Proposal No. 1. Election of Directors

The Company’s Bylaws provide that the Board of Directors will consist of not less than eight or more than seventeen directors. The Board of Directors may, from time to time, fix the number of directors within these limits. Effective as of the date of the Annual Meeting, the Company’s Board of Directors will be fixed at twelve directors.

The twelve individuals listed below, all of whom, with the exception of Ms. Arvielo, are currently directors of the Company, are the nominees to be elected as directors at the Annual Meeting to serve for one-year terms. Proxies may not be voted for a greater number of persons than the number of nominees named.

Vote Required. A nominee shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.

The Board of Directors unanimously recommends that the stockholders vote

“FOR” all of the following nominees:

Patricia Arvielo

Bruce D. Beach

Juan Figuereo

Howard Gould

Marianne Boyd Johnson

Robert Latta

Adriane McFetridge

Michael Patriarca

Bryan Segedi

Donald Snyder

Sung Won Sohn, Ph.D.

Kenneth A. Vecchione

Biographical information about these nominees may be found beginning at page 7 of this proxy statement.

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            29

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

Executive Compensation

Executive Officers

Executive officers are appointed annually by the Board of Directors. Mr. Vecchione currently serves on the Company’s Board of Directors and has been re-nominated to the Board in addition to his role as an executive officer. More information regarding Mr. Vecchione is available on page 16. All ages are provided as of December 31, 2021.

DALE GIBBONS, C.P.A.
VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER Age: 61 Executive Officer since: 2003	Education: B.S., Arizona State University

Mr. Gibbons has more than 30 years of experience in commercial banking. Mr. Gibbons oversees the Company’s Accounting, Investor Relations, Tax, Treasury, Financial Planning & Analysis, and the Company’s Blockchain and Digital Assets Banking, Legal Settlement Services, and Business Escrow Services departments.

Biographical Information

•

Vice Chairman and Chief Financial Officer, Western Alliance Bancorporation, since 2018, prior to which Mr. Gibbons served as Executive Vice President and Chief Financial Officer of the Company beginning in May 2003.

•	Chief Financial Officer, Zions Bancorporation, from August 1996 to June 2001.
•	Mr. Gibbons worked for First Interstate Bancorp in a variety of retail banking and financial management positions from 1979 to 1996.

TIMOTHY BOOTHE
CHIEF OPERATING OFFICER Age: 56 Executive Officer since: 2019	Education: B.S. University of California, Santa Barbara, Graduate of the Pacific Coast Banking School through the University of Washington

Mr. Boothe has more than 30 years of commercial banking industry experience. Mr. Boothe oversees the Company’s Loan and Deposit Operations, Technology, Facilities, Operational Strategy, Product and Treasury Management, and Client Service groups.

Biographical Information

•	Chief Operating Officer, Western Alliance Bancorporation, since October 2019, prior to which Mr. Boothe served as President of Bridge Bank, a division of Western Alliance Bank, beginning in July 2015.
•	Executive Vice President and Chief Operating Officer, Bridge Bank, from September 2006 until its acquisition by Western Alliance Bancorporation in July 2015.
•	Executive Vice President and Chief Lending Officer, Bridge Bank, since its inception in January 2001.

30            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

TIM BRUCKNER
CHIEF CREDIT OFFICER Age: 54 Executive Officer since: 2019	Education: B.S. Business Administration, University of Nebraska, M.B.A., Creighton University

Mr. Bruckner has more than 25 years of commercial banking industry experience. Mr. Bruckner oversees all aspects of the Company’s credit origination and administration across divisions and national business lines.

Biographical Information

•	Chief Credit Officer, Western Alliance Bancorporation, since April 2019.
•	Executive Vice President, Divisional Chief Credit Officer, Alliance Bank of Arizona, a division of Western Alliance Bank, from January 2016 through April 2019.
•	Board Chair, Native American Connections.
•

Managing Director – Arizona Commercial Banking, BMO Harris Bank, from September 2012 to 2016. Mr. Bruckner worked for BMO Harris Bank as a Senior Vice President in a variety of divisions including Manager of the Special Assets Division, President of M&I Business Credit and President of M&I Equipment Finance, from June 2006 until his departure in February 2016.

•	Line of Business Head – Healthcare Finance/Leasing, Banc of America – Leasing & Capital, from 2003 to 2006.

BARBARA KENNEDY
CHIEF HUMAN RESOURCES OFFICER Age: 55 Executive Officer since: 2018	Education: B.A., University of Missouri-Columbia

Ms. Kennedy has extensive experience in human resources management, specifically in the areas of talent acquisition and management, employee relations and total rewards. . Ms. Kennedy oversees all aspects of human resources, employee compensation and benefits, learning and talent development, and spearheads the Company’s diversity and inclusion efforts.

Biographical Information

•	Chief Human Resources Officer, Western Alliance Bancorporation, since April 2018.
•	Senior Vice President of Human Resources, Encore Capital Group, from April 2014 to April 2018.
•	Senior Vice President of Human Resources, United Stationers Supply Company, from August 2008 to March 2014.
•	Member of the Board of Directors of the Human Resources Management Association of Chicago, the Novo Group, and Meals On Wheels, from August 2008 to March 2014.
•	Executive Vice President, Human Resources, Safety, Recruiting and Driver Services, Swift Transportation Company, Inc., from August 1999 to July 2008.
•	Ms. Kennedy served in various management positions in Human Resources at Barr-Nunn Transportation.

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            31

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

RANDALL THEISEN
CORPORATE SECRETARY AND GENERAL COUNSEL Age: 63 Executive Officer since: 2013	Education: B.A., University of Wisconsin-Madison, J.D., Arizona State University

Mr. Theisen has close to 40 years of experience representing financial institutions in banking, corporate and financial services law. In addition to oversight of the Legal Department, Mr. Theisen is responsible for the Company’s Financial Crimes Compliance, Community Relations, Government Relations, and Risk Management Departments.

Biographical Information

•	Corporate Secretary and General Counsel, Western Alliance Bancorporation, since February 2013, prior to which he was General Counsel for the Company starting in February 2006.
•	Prior to joining Western Alliance Bancorporation and Western Alliance Bank he served as the head of the Financial Institutions Practice Group of a major Phoenix-based law firm.
•

Named a “Leading Lawyer 2006” and “Best of the Bar 2005” for banking attorneys by The Business Journal of Phoenix, and as the “Arizona Public Company Counsel of the Year” in 2014 by the Association of Corporate Counsel.

ROBERT SARVER, C.P.A.
EXECUTIVE CHAIRMAN (Retiring) WESTERN ALLIANCE BANCORPORATION Age: 60 Executive Officer since: 2002	Education: B.S., Business Administration, University of Arizona

Mr. Sarver has nearly 40 years of experience managing financial institutions and served as the Company’s Chief Executive Officer from 2002-2018 and as its Executive Chairman from 2018-2022 (with his retirement effective as of the Annual Meeting).

Biographical Information

•	Executive Chairman, Western Alliance Bancorporation, since April 2018, prior to which Mr. Sarver served as Chairman and Chief Executive Officer from December 2002 until April 2018.
•	Managing Partner, Phoenix Suns NBA basketball team.
•	Director, Sarver Heart Center at the University of Arizona.
•	Part Owner, Real Club Deportivo Mallorca, S.A.D., a Spanish professional soccer club.
•	Founder and Managing Principal, Southwest Value Partners Enterprises (“SVP”).
•	Director, Meritage Homes Corporation, until May 2019.
•	Director, Skywest Airlines, from 2000 to 2015.
•	Director and Credit Committee Member, Zions Bancorporation, from 1995 to 2001.
•	Executive Vice President, Zions Bancorporation, from June 1998 to March 2001.
•	Chairman and CEO, California Bank and Trust, from June 1998 to March 2001.
•	Lead Investor and Chief Executive Officer, GB Bancorporation, the former parent company of Grossmont Bank, from 1995 to 1997.
•	Founder and President, National Bank of Arizona, from 1984 until the bank’s time of sale in 1994 to Zions Bancorporation.

32            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

The objectives of the Company’s executive compensation programs are to:

(1)	establish an appropriate relationship between executive pay and the annual and long-term performance of the Company and its affiliates;

(2)	reflect the attainment of short- and long-term financial performance goals;

(3)	enhance the Company’s ability to attract and retain qualified executive officers; and

(4)	align, to the greatest extent possible, the interests of customers, management, and stockholders.

The compensation programs are designed to reward and motivate employees, especially our named executive officers, who consistently contribute to the ongoing success of the Company, and who identify and capitalize on opportunities as they arise.

Named Executive Officers for 2021

As used in this proxy statement, the term “named executive officers,” or “NEOs,” includes:

•	Kenneth A. Vecchione, President and Chief Executive Officer;

•	Robert Sarver, Executive Chairman, until June 14, 2022;

•	Dale Gibbons, Vice Chairman and Chief Financial Officer;

•	Randall Theisen, Corporate Secretary and General Counsel;

•	Tim Boothe, Chief Operating Officer

Aligning Executive Compensation with Metrics that Drive Stockholder Value

We believe in aligning our executive compensation with the interests of our stockholders by using a compensation mix of both fixed and variable components, and by delivering value to executives that reward performance. This includes a fixed base salary with benefits and limited executive perquisites and variable components such as our annual bonus plan and long-term equity incentive compensation. The compensation mix set forth below displays the 2021 compensation mix of our CEO and all other NEOs.

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            33

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of 2021 Performance and Compensation

The Company’s overall compensation structure did not change in 2021, and continues to strongly link executive pay to performance that benefits stockholders. A significant portion of total direct compensation depends on the Company’s achieving challenging performance targets established in its annual bonus and equity incentive plans.

2021 resulted in another year of record performance for the Company. The performance highlights include:

Year-Over-Year Growth
• Deposits: +$15.7 B / 49.1% • Loans: +$12.0 B / 44.4%	• Earnings per Share: +$3.63 / 72.0% • Pre-Provision Net Revenue*: +$376.7 M / 50.5%

*Non-GAAP financial measure: See our 2021 Annual Report on Form 10-K for further information and a reconciliation to the most directly comparable GAAP financial measure.

Strong Financial Performance	• Net income available to common stockholders of $895.7 million in 2021, compared to $506.6 million for 2020.
• Diluted earnings per share of $8.67 for 2021, compared to $5.04 per share for 2020.
• Pre-Provision Net Revenue* of $1.1 billion in 2021, compared to $746.1 million in 2020, or 50.5% YoY.
• Tangible common equity ratio* of 7.3%, compared to 8.6% at December 31, 2020.
• Return on average assets of 1.83% and return on tangible common equity* of 26.2% in 2021, compared to 1.61% and 17.7%, respectively, in 2020.

Sustained Balance Sheet Growth	• Increase in total loans of $12 billion, or 44.4% YoY.
• Increase in total deposits of $15.7 billion, or 49.1% YoY.

Focused Asset Quality	• Net loan charge-offs to average loans outstanding of 0.02% for 2021, compared to 0.06% for 2020.
• Nonperforming assets (nonaccrual loans and repossessed assets) of 0.15% of total assets, compared to 0.32% at December 31, 2020.

Return of Capital	• Quarterly dividend of $0.35 per share of common stock.

The Company made the following noteworthy compensation decisions in 2021:

•

Increased the CEO’s bonus target to 142.5% of salary in recognition of the Company’s excellent performance (both in absolute terms and in relative terms when compared to industry peers) and to align him with market data for CEOs in the Peer Group (as defined on page 36); increased the CEO’s base salary by 2.1%.

•	Increased the maximum bonus payout for the 2021 annual bonus plan to 184%.

34            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

RANKED #1 BEST EMERGING REGIONAL BANK IN BANK DIRECTOR’S 2022 RANKING BANKING STUDY.

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            35

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Design

The Compensation Committee, on behalf of the Board of Directors, performs responsibilities relating to the compensation of the Company’s directors and executive officers. The Compensation Committee seeks to establish total compensation for the Company’s executive officers that is fair, reasonable, competitive in the industry, and aligned with value creation for stockholders. The Company expects that its compensation program will enable it to attract and retain the high-quality executive officers required to successfully manage and grow the Company. The Compensation Committee, the Board of Directors and management work together to ensure that compensation practices fairly reward executives for leading the Company through uncertain times, achieving predetermined performance criteria and implementing sound risk management practices. The Compensation Committee also takes action to ensure compensation is appropriately limited when necessary to serve the best interests of the Company or as required by regulatory constraints.

2021 Advisory Vote on Executive Compensation

The Company provides stockholders with the ability to cast an annual advisory vote on the compensation of its executives. Over 93% of voting stockholders voted in favor of the 2020 compensation of the named executive officers as disclosed in the 2021 proxy statement. The Compensation Committee considered the results of the 2021 say-on-pay vote in determining 2022 compensation, but did not make pay changes as a direct result of the advisory vote or feedback from stockholders. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions.

Benchmarking of Compensation

The 2021 Peer Group is comprised of 21 banking organizations the Company used to analyze the NEOs’ compensation as compared to market practices. This group of banking companies was compiled by considering all banks with total assets within a range of approximately 0.5 x to 2.5 x the Company’s total assets, and with a commercial banking focus. For compensation purposes, the Compensation Committee uses a subset of the larger group of companies that the Company uses for purposes of comparing financial and stock performance.

The Company believed the Peer Group to be representative of those companies that are regional leaders in their markets and with which the Company competes for executive talent. The members of the 2021 Peer Group were:

•  Bank of Hawaii Corporation

•  Bank OZK

•  BankUnited, Inc.

•  Cullen/Frost Bankers, Inc.

•  East West Bancorp, Inc.

•  First Horizon Bank

•  F.N.B Corporation

•  Investors Bancorp, Inc.

•  Old National Bancorp

•  Pacific Premier Bancorp, Inc.

•  PacWest Bancorp

•  Pinnacle Financial Partners Inc.

•  Prosperity Bancshares

•  Signature Bank

•  Sterling Bancorp.

•  SVB Financial Group

•  Synovus Financial Corporation

•  Texas Capital Bancshares, Inc.

•  UMB Financial Corporation

•  Umpqua Holdings Corporation

•  Valley National Bancorp

While we strive for year over year continuity in our peer group, the aggressive pace of growth the Company is experiencing has led the Compensation Committee to conduct a Peer Group review annually to ensure it is continuing to be representative. The Compensation Committee reviewed the Company’s Peer Group with the Consultant in 2021 to ensure this continued growth is being reflected in the Peer Group with total assets aligning more closely to the median of the group. After discussing potential alterations to the current Peer Group with the Consultant, the Compensation Committee approved modifying the Peer Group for 2022 by removing Bank of Hawaii Corporation, Bank OZK, F.N.B Corporation, Investors Bancorp, Inc., Old National Bancorp, Pacific Premier Bancorp, Inc., Texas Capital Bancshares, Inc., UMB Financial Corporation, and Umpqua Holdings Corporation. Newly added

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peer companies included Comerica Incorporated, First Citizens BancShares, Inc., First Republic Bank, New York Communication Bancorp, Inc., South State Corporation, and ZIONS Bancorporation, National Association.

Peer Group information is an important part of the analysis the Consultant provides to the Compensation Committee so that the Company can maintain executive compensation strategies that are competitive and ensure that compensation is adequate to retain and motivate key executives.

The Compensation Committee believes that its executive officers should receive total compensation that is competitive with comparable employers in the financial services industry and closely aligned with both the Company’s short-term and long-term performance, while at the same time complying with applicable regulatory requirements. The Compensation Committee seeks to provide compensation targeted to reflect the value and performance of executives in the market. Actual total direct compensation for executives may vary as necessary based on recommendations of the CEO, direction from the Board of Directors, performance of the Company or any subsidiary or division, individual performance, the experience level of individual executives, internal equity considerations, acquisition-related commitments, external market factors, and similar considerations.

Elements of Executive Compensation

The principal elements of the Company’s compensation program for NEOs during 2021 consisted of:

Principal Element		Form	Objectives

Base Salary		Cash	• Attract and retain key talent through competitive fixed compensation. • The only fixed source of cash income.
Annual Bonus		Cash

•  Create a pay-for-performance model with clearly established goals and metrics.

•  Motivate and retain key executives through the potential for significant cash compensation by achieving established goals that deliver value to stockholders.

•  Designed to provide market competitive payouts for the achievement of threshold, target, and maximum performance goals.

Long-Term Equity	Performance Based Stock Units	Stock

•  Connect executives’ individual interests and the long-term success of the Company.

•  Performance metrics are established for a three-year period and weighted 75% toward the Company’s three-year cumulative EPS and 25% toward the Company’s relative total stockholder return compared to the KBW Regional Banking Index.

	Restricted Stock Awards	Stock

•  Align executives’ interests with those of stockholders through the establishment of meaningful share ownership.

•  Retain key executives with time-vested stock grants.

•  Work in tandem with the Company’s Stock Ownership Guidelines to create and require meaningful stock ownership by executives.

Standard Benefits and Limited Perquisites		Benefits and Perquisites

•  Generally, offer executives the same benefit plans that are available to all full-time employees, plus voluntary benefits that an executive may select and pay for.

•  De-emphasizes benefits and perquisites for NEOs in favor of a performance-based compensation approach.

•  Provide limited job related special benefits, including vehicle allowance and access to the corporate jet for work related travel.

The Compensation Committee reviews and approves final payment packages for all executive officers except for the CEO and Executive Chairman, whose compensation is recommended by the Compensation Committee and approved by the Board of Directors. In evaluating and approving the compensation of executive officers other than the CEO and Executive Chairman, the Compensation Committee received input from Messrs. Vecchione and Sarver and considered its own assessment of their performance as it has frequent exposure to these officers.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Annual Base Salary

The Company views a competitive annual base salary as a crucial component to attract and retain executive talent. In 2021, the Board of Directors determined the base salaries for Messrs. Vecchione and Sarver after reviewing the Compensation Committee’s analysis. The Compensation Committee determined the base salaries for other executive officers (including the NEOs) after considering the Consultant’s analysis, recommendations from Messrs. Vecchione and Sarver, and making its own assessments regarding individual performance, experience and other factors.

2021 Salary Determination

In January 2021, the Compensation Committee reviewed the base salaries for all executive officers. The full Board approved Mr. Vecchione’s base pay increase of 2.1%. The Compensation Committee did not recommend a change to the base salary for Messrs. Sarver and Gibbons. With respect to the remaining NEOs, the Compensation Committee decided upon base increases of 5% and 9% for Messrs. Theisen and Boothe, respectively. Messrs. Theisen’s and Boothe’s increases were to recognize exceptional performance in 2020.

2022 Salary Determination

In January 2022, the Compensation Committee reviewed the base salary for all executive officers. When evaluated in context of our peer companies and the continued success of the Company, the Compensation Committee approved the following merit-based salary increases for the NEOs in 2022 (excluding Mr. Sarver, who is retiring from his position as Executive Chairman effective as of June 14, 2022).

	2021 Base Salary	Increase	2022 Base Salary

Vecchione	$1,225,000	6.1%	$1,300,000

Gibbons	$730,013	9.6%	$800,000

Theisen	$463,000	12.3%	$520,000

Boothe	$425,000	9.4%	$465,000

Annual Bonus Plan

The Western Alliance Bancorporation Annual Bonus Plan (“Annual Bonus Plan”) is designed to create a pay-for-performance environment and is intended to motivate and retain qualified employees by providing the potential for an annual cash award based on the Company’s achievement of pre-determined performance criteria. The Annual Bonus Plan serves the Company’s compensation objective by rewarding executives for the attainment of short- and long-term financial performance goals.

The Annual Bonus Plan is designed to provide market competitive payouts for the achievement of threshold, target, and maximum performance goals. Establishment of the performance levels (threshold, target, and maximum) takes into account all factors that management and the Compensation Committee deem relevant, including market conditions and an assessment of a level of growth that is both aggressive and achievable for each performance criterion. Additionally, the Annual Bonus Plan restricts excessive risk-taking by not providing uncapped payouts and putting a ceiling on potential bonus payments.

The Compensation Committee reviews and analyzes the Annual Bonus Plan performance factors on a yearly basis, and believes that the year over year results prove the Company’s demonstrable history of Pay for Performance, as shown on page 35. The Annual Bonus Plan keeps the Company focused on growing its loan portfolio, being its own source of funding through deposit growth, maintaining constant attention to credit quality, and delivering stockholder value.

2021 Annual Bonus Determination

No major changes were made to the 2021 Annual Bonus Plan when compared to the prior year. The Compensation Committee believes the changes made to the EPS metric in 2020 to account for the potential distortion in a single year’s performance as a result of the Current Expected Credit Loss methodology implemented in 2020 has provided a more accurate representation of fiscal year performance.

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The Company’s target performance and actual performance for each bonus metric is provided below. The goals were above industry averages, and overall performance was at the top of the Peer Group.

Performance Factor	Target Performance	Actual Performance	Target Weight	Actual Weight Based on Performance

Adjusted Earnings per Share (1)	$6.35	$7.20	40%	80%

Net Charge-Off Ratio (2)	<0.17%	0.02%	7.5%	15%

Classified Asset Ratio (3)	<1.00%	0.54%	7.5%	14%

Non-Credit Enhanced Deposit Growth (4)	$3,600 million	$10,000 million	10%	20%

Organic Loan Growth (5)	$4,000 million	$7,000 million	10%	20%

Soft Cost Non-Interest Deposit Growth (6)	$1,200 million	$3,000 million	10%	20%

Quality Control (7)	Achieves	Achieves	15%	15%

		Total	100.0%	184%

(1)	Adjusted Earnings per Share equals ((PPNR less Net Charge-Offs) x (1 – Effective Tax Rate)) / Average Diluted Shares Outstanding

(2)	The Net Charge-Off ratio equals Net Loan Charge-Offs for the year divided by Average Loans Outstanding for the year.

(3)	The Classified Asset Ratio is the ratio of Classified Assets to Total Assets as of December 31, 2021.

(4)	The year-over-year deposit growth excludes accounts with credit enhancements, such as letters of credit, collateralized deposits and reciprocal deposit arrangements.

(5)	For purposes of the Annual Bonus Plan, the loan growth calculation excludes increases in loans acquired by acquisition, certain syndications, and residential mortgage bulk purchases.

(6)	The year-over-year growth in deposits that do not bear interest and do not require reimbursement for customers’ banking related operating expenses of our unused earnings credits.

(7)

Quality Control refers to the Company’s performance in maintaining an effective risk management program and sound control environment, based in part on regulatory examination and internal audit results. Company’s performance in this category is assessed by the Risk Committee, which recommends a payout percentage, reviewed by the Audit Committee, and recommended to the Compensation Committee for final approval.

The following table shows the annual incentive compensation targets, expressed as a percentage of annual cash salary and bonus targets, as well as achievements and payouts under the Annual Bonus Plan.

Name	Target (% of Actual Salary)	2021 Bonus Earned ($)	2021 Bonus Paid ($)	2021 Bonus Paid (as % of Target)

Vecchione	142.5%	3,204,406	3,204,406	184%

Sarver	100%	1,656,000	1,656,000	184%

Gibbons	100%	1,343,223	1,343,223	184%

Theisen	80%	677,800	677,800	184%

Boothe	80%	619,656	619,656	184%

2022 Annual Bonus Eligibility

Based on the ongoing success and growth of the company in addition to evaluating the benchmark data associated with the revised peer set, the Compensation Committee recommended an increase to Mr. Vecchione’s target of 7.5% to 150%, which was approved by the Board. The Compensation Committee reviewed the target bonus for CEOs in the Peer Group and determined the increased bonus target is consistent with strategy, competitive with the Peer Group and reflective of pay philosophy. Mr. Sarver has

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

been excluded from the table given his retirement from his position as Executive Chairman effective as of June 14, 2022. He will be eligible for a prorated 2022 bonus under the Qualified Retirement provision of the Severance Plan.

Name	Target (% of Actual Salary)	2022 Target Bonus ($) (1)	2022 Maximum Bonus (as % of Target)	2022 Maximum Bonus ($) (1)

Vecchione	150%	$1,837,500	185%	$3,399,375

Gibbons	100%	800,000	185%	1,480,000

Theisen	80%	416,000	185%	769,600

Boothe	80%	372,000	185%	688,200

(1)	All amounts provided herein are estimates.

The Compensation Committee adopted bonus performance targets in consultation with Messrs. Vecchione and Gibbons. Based on the information available at the beginning of the year about competitive performance expectations, the Compensation Committee approved the 2022 Annual Bonus Plan with the following criteria and weighting factors:

Performance Factor	Target Weight	Maximum Weight Based on Performance

Adjusted Earnings per Share	40.0%	80%

Net Charge-Off Ratio	7.5%	15%

Classified Assets to Total Asset Ratio	7.5%	15%

Soft Cost Non-Interest Deposit Growth	10.0%	20%

Non-Credit Enhanced Deposit Growth	10.0%	20%

Organic Loan Growth	10.0%	20%

Quality Control	15.0%	15%

	100.0%	185%

Long-Term Equity Incentive Compensation

The Company considers long-term equity incentive compensation (“LTI”) critical to the alignment of executive compensation with stockholder value creation and an integral part of the Company’s overall executive compensation objectives. The Compensation Committee approved 2022 annual equity grants for the NEOs at its February meeting. The grant date for the annual equity grant for all NEOs was the day of the Board of Directors’ February meeting.

EPS is the most significant component of the LTI performance metrics because the Compensation Committee believes it is the best measure available to evaluate the Company’s success and ability to deliver value to stockholders over time. EPS captures elements of corporate performance that are beyond those of the individual operating business lines, such as corporate funding policies and the management and allocation of capital. Long-term EPS growth also addresses the importance of stable asset quality through loan charge-offs and the provision for credit losses. The short-term impact of CECL at the time of loan origination is mitigated over a 3-year performance period. Additionally, EPS targets are aligned with the Company’s long-term financial plans, which the Board and management have assessed for achievability.

As mentioned above, the Compensation Committee and the CEO believe that EPS related metrics correlate to the best measures of the Company’s success and its ability to deliver value to stockholders. Reaching long-term EPS goals is critical to the Company’s growth strategy, and challenging LTI targets are designed to deliver performance that is better than the Peer Group. The Company has consistently delivered outstanding results to stockholders by focusing on this strategy. Therefore, in both 2021 and 2022, the Company continued to design its performance-based equity awards primarily around the achievement of specified EPS targets. However, the Compensation Committee also recognizes the importance of total stockholder return (“TSR”), especially in light of the SEC’s proposed “Pay for Performance” rules.

2019 LTI Results:

The PSUs covering the 2019-2021 performance period were weighted 75% toward the Company’s three-year cumulative EPS and 25% toward the Company’s relative TSR compared to the KBW Regional Banking Index. In early February 2022, following the end of

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an exceptional three-year performance period, the Committee certified achievement of the EPS component at $18.55 which was significantly above the $15.53 hurdle required for a 200% maximum payout of that metric. For PSUs tied to relative TSR for the same performance period, the Committee received external certification for TSR results compared to the predetermined peer set which showed a TSR of 179.6% resulting in a relative ranking at the 100th percentile and correlating to a 200% maximum payout. The overall payout for the 2019 PSUs was 200%.

2021 LTI Determination:

In early February 2021, after considering information regarding market analysts’ expectations for the Peer Group and the Company and input from Messrs. Vecchione and Sarver and the Consultant, the Compensation Committee designed performance targets for the PSUs covering the 2021-2023 performance period in the same way as the 2020-2022 PSUs, weighted 75% toward the Company’s three-year cumulative EPS and 25% toward the Company’s relative TSR compared to the KBW Regional Banking Index. At the end of the performance period, the Company’s actual performance against the performance targets will be computed separately, then added together to obtain the total number of shares awarded.

The Compensation Committee approved the following performance targets for the 2021-2023 performance period:

Cumulative EPS (75%):

PSU Vesting (%)	Target ($)

—%	<$	17.25

50%		17.25

100%		18.90

200%		21.00 or above

Relative TSR (25%) compared to the KBW Regional Banking Index:

TSR (%)	KBW Regional Banking Index (percentile)

—%	<25th

50%	25th

100%	50th

200%	75th or above

The relative TSR component of LTI will be subject to a 100% maximum if TSR is negative for the performance period. The Company will interpolate on a straight-line basis between the threshold, target and maximum in each category of performance. Other than the revised performance targets, the 2021 PSUs have the same terms as the 2020 PSUs.

Each of the NEOs received a combination of RSAs and PSUs with the measures provided above. The Compensation Committee’s recommendation was consistent with market data for Mr. Vecchione. All other NEOs also received a combination of RSAs and PSUs with the same measures provided above, and in amounts commensurate with their position and responsibilities within the Company.

Name	RSAs (#)	PSUs (#)

Vecchione	17,661	17,660

Sarver	14,717	14,717

Gibbons	6,214	6,214

Theisen	3,029	3,028

Boothe	2,355	2,354

2022 LTI Determination

In early February 2022, after considering information regarding market analysts’ expectations for the Peer Group and the Company and input from Mr. Vecchione and the Consultant, the Compensation Committee designed performance targets for the PSUs

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covering the 2022-2024 performance period in the same way as the 2021-2023 PSUs, weighted 75% toward the Company’s three-year cumulative EPS and 25% toward the Company’s relative TSR compared to the KBW Regional Banking Index. At the end of the performance period, the Company’s actual performance against the performance targets will be computed separately, then added together to obtain the total number of shares awarded.

The Compensation Committee approved the following performance targets for the 2022-2024 performance period:

Cumulative EPS (75%):

PSU Vesting (%)	Target($)

—%	<$	28.95

50%		28.95

100%		32.2

200%		35.10 or above

Relative TSR (25%) compared to the KBW Regional Banking Index:

TSR (%)	KBW Regional Banking Index (percentile)

—%	<25th

50%	25th

100%	50th

200%	75th or above

The relative TSR component of LTI will be subject to a 100% maximum if TSR is negative for the performance period. The Company will interpolate on a straight-line basis between the threshold, target and maximum in each category of performance. Other than the revised performance targets, the 2022 PSUs have the same terms as the 2021 PSUs.

Each of the NEOs received a combination of RSAs and PSUs with the measures provided above. The Compensation Committee’s recommendation was consistent with market data for Mr. Vecchione. Messrs. Gibbons, Theisen and Boothe also received a combination of RSAs and PSUs with the same measures provided above, and in amounts commensurate with their position and responsibilities within the Company. Mr. Sarver’s timeframe for continuing as an executive officer was uncertain at the time of the 2022 LTI determination, and on April 1, 2022, Mr. Sarver provided his retirement notice.

Name	RSAs (#)	PSUs (#)

Vecchione	15,871	15,871

Gibbons	7,814	7,813

Theisen	2,540	2,539

Boothe	2,198	2,197

Special One-Time Retention Awards

In February of 2022, the Committee approved one-time long-term equity incentive awards to Messrs. Gibbons and Boothe in an effort to ensure the continuity of a proven executive management team and incentivize these key leaders for executing on the Company’s aggressive long-term growth strategy. The challenges the Company is facing in the current labor market was also a key consideration in the Committee’s decision to grant awards that it believed would address key executive retention. The awards are 100% performance based and were granted in the form of PSUs with cliff vesting occurring at the end of the 2022-2024 performance period. Payout will require the Company’s achievement of challenging three-year cumulative EPS performance, and be limited by the Company’s relative TSR performance, with target payout requiring relative TSR at or above the 50th percentile and maximum payout requiring relative TSR at or above the 75th percentile. In addition to the relative TSR hurdle, the payout slope for above target performance requires a cumulative EPS over and above the payout slope for the annual PSUs, with maximum achievement requiring EPS performance 8% higher than the corresponding hurdle for annual PSUs. The amounts awarded to Messrs. Gibbons and Boothe at target were $1,200,000 and $450,000, respectively.

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COMPENSATION DISCUSSION AND ANALYSIS

On April 6, 2022, the Committee recommended and the Board approved a one-time long term equity incentive award for Mr. Vecchione in connection with his 3-year letter agreement. The Board considers Mr. Vecchione’s leadership to be instrumental to the Company’s continued success in executing the Company’s strategic vision. Mr. Vecchione’s special one-time retention grant is subject to the same performance terms described for Messrs. Boothe and Gibbons above, and was awarded to Mr. Vecchione at a target value of $3,250,000 as of the grant date.

For more information regarding Mr. Vecchione’s Letter Agreement, please see the “Employment Agreements” section on page 53.

Compensation Recovery

The Company has a compensation recovery policy that would apply if the result of a performance measure upon which an award was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment. The Compensation Committee, in its sole discretion, may direct the Company to recover any portion of any annual or long-term cash, equity or equity-based incentive paid, provided or awarded to any executive officer, including our NEOs, that represents the excess over what would have been paid if such event had not occurred.

Executive Officer Stock Ownership Guidelines

The Board of Directors adopted Stock Ownership Guidelines in 2010. The Stock Ownership Guidelines, as amended, require the Company’s executive officers to own a minimum number of shares of the Company’s common stock, depending on their position and compensation level. Each actively employed NEO is required to remain in full compliance with these requirements.

Name	Ownership Guidelines	Status

Vecchione	5x base salary	Comply

Sarver	5x base salary	Comply

Gibbons	4x base salary	Comply

Theisen	3x base salary	Comply

Boothe (1)	3x base salary	Comply

(1)	Mr. Boothe became an Executive Officer in 2019 and is within the five-year compliance phase-in period.

Hedging and Pledging of Company Securities

The Company’s Insider Trading Policy and Stock Ownership Guidelines prohibit any hedging or pledging of Company stock held by directors and executive officers. Notwithstanding the foregoing, certain limited exceptions for pledging exist, including (a) shares of Company common stock held in a margin account or pledged as collateral for a loan prior to July 30, 2019, and (b) where the executive or director demonstrates the financial capacity to repay the loans without resorting to the pledged stock, such exception to be granted at the sole discretion of the Governance Committee. Any pledged shares are excluded from required ownership levels, and subject to both individual and collective maximums on Company shares that may be placed in a margin account or otherwise pledged.

Benefits and Perquisites

With limited exceptions, the Company offers executives the same benefit plans that are available to all full-time employees (e.g., participation in our 401(k) Plan and group insurance plans for medical, dental, vision care and prescription drug coverage; basic life insurance; long-term disability coverage; holidays; vacation, etc.), plus voluntary benefits that an executive may select and pay for (e.g., supplemental life insurance). The Company’s overall benefits philosophy is to focus on the provision of core benefits, with executives able to use their cash compensation to obtain such other benefits as they individually determine to be appropriate for their situations.

The Company believes in a compensation philosophy that deemphasizes benefits and perquisites for NEOs in favor of the performance-based compensation approach described above. The Company does not pay gross-ups and overall perquisites for NEOs continue to be minimal and limited to business-related functions and responsibilities. The cost of these benefits has historically been a small percentage of an NEOs’ overall compensation package. Please see footnote 3 to the Summary Compensation Table below for more information regarding perquisites offered to our NEOs.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Non-Qualified Deferred Compensation Plan

NEOs may voluntarily defer cash compensation as part of the Western Alliance Bancorporation Nonqualified 401(k) Restoration Plan (“Restoration Plan”). The Restoration Plan was adopted in order to allow the executive officers to defer a portion of their compensation because they face statutory limits under the Company’s 401(k) Plan. We believe the Restoration Plan is a cost-effective method of providing a market-competitive benefit to the NEOs. For more information on the Restoration Plan, including amounts deferred by the NEOs in 2021, see the Deferred Compensation Plan table and accompanying narrative below.

Tax Considerations

Section 162(m) of the Internal Revenue Code (Section 162(m)) generally disallows a tax deduction to a company for compensation in excess of one million dollars paid to certain executive officers. The Compensation Committee views the availability of a tax deduction as a relevant consideration, subject to its primary responsibility of providing a compensation program that attracts, retains and rewards the executive talent necessary for the Company’s success, and it retains the flexibility to award compensation consistent with the goals of the executive compensation program described above.

The Compensation Committee also takes into consideration other tax and accounting provisions in developing the pay programs for the Company’s NEOs. These included special rules applicable to nonqualified deferred compensation arrangements under Code Section 409A and the accounting treatment of various types of equity-based compensation under FASB ASC Topic 718, as well as the overall income tax rules applicable to various forms of compensation.

Evaluation of Company Compensation Plans and Risk

The Compensation Committee engages in a comprehensive review of the Company’s employee incentive plans no less often than annually. In April 2021, the Compensation Committee met with the Company’s CFO, CRO, CHRO and Deputy General Counsel to discuss, evaluate and review all of the Company’s incentive compensation plans. The Compensation Committee and CRO identified potential risks posed to the Company and risk mitigating factors within the plans. Based on input regarding long-term and short-term risks to the Company, the Compensation Committee ensured the plans include guiding principles, limitations on eligibility, clawbacks and other features, as necessary, to focus employees on long-term value creation rather than short-term results. Based on its most recent review of the compensation plans, an evaluation of the amount of payments made and the number of employees eligible for each plan, and discussions with the Company’s senior risk officers regarding the potential risks and how those risks are limited for each plan, the Compensation Committee determined that none of the Company’s compensation programs are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement for filing with the SEC, and incorporated by reference into our Annual Report on Form 10-K.

Submitted by the Compensation Committee

Robert Latta (Chairman)

Marianne Boyd Johnson

Steve Hilton

Bryan Segedi

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EXECUTIVE COMPENSATION

COMPENSATION TABLES

Compensation Tables

Summary Compensation Table

The following table provides NEO compensation information for each of the past three fiscal years and only for those years that these individuals were considered NEOs. The column entitled “Salary” discloses the amount of base salary paid to each NEO during the year, including amounts paid by Company subsidiaries. The column entitled “Stock Awards” discloses the fair value of an award of stock measured in dollars and calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The column entitled “Non-Equity Incentive Plan Compensation” discloses payments made under the Western Alliance Bancorporation Annual Bonus Plan.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in pension value and nonqualified deferred compensation earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Kenneth Vecchione	2021	1,222,123		2,813,315	3,204,406		83,775	7,323,619
Chief Executive Officer	2020	1,243,846		2,399,952	2,487,693		138,780	6,270,271
	2019	1,148,077	—	2,299,960	1,722,116	—	91,130	5,261,283
Robert Sarver	2021	900,000		2,344,418	1,656,000		150,306	5,050,724
Executive Chairman	2020	934,616		2,249,966	1,495,385		159,854	4,839,821
	2019	900,000		2,249,956	1,350,000		121,861	4,621,817
Dale Gibbons	2021	730,013		989,890	1,343,223		90,154	3,153,280
Vice Chairman and	2020	754,079		729,945	1,206,526		96,222	2,786,772
Chief Financial Officer	2019	692,914	75,000	695,228	1,039,370		71,073	2,573,585
Randall Theisen	2021	460,462		482,437	677,800		37,238	1,657,937
General Counsel	2020	455,539		440,957	473,761		48,843	1,419,100
	2019	417,693	60,000	419,980	407,250		43,584	1,348,507
Tim Boothe (5)	2021	420,962		375,068	619,656	308,859	38,872	1,763,417
Chief Operating Officer	2020	405,000		400,983	421,200	341,987	166,708	1,735,878

(1)

Stock awards consisted of restricted stock and performance-based stock units. The amounts disclosed represent the aggregate grant date fair value of equity awards granted during the applicable fiscal year and computed in accordance with FASB ASC Topic 718 at the target level of payout. These amounts reflect the total grant date fair value for these awards, and do not correspond to the actual value that will be recognized as income by each of the NEOs when received. For additional information with respect to the fair value of equity awards granted in 2021, please refer to the footnotes to the Grants of Plan-Based Awards During 2021 table.

For 2021, the aggregate grant date fair value of equity awards reported reflects the grant date fair value of performance-based stock units plus the grant date fair value of time-vested restricted stock awards granted to the NEOs. The grant date fair value of the performance-based stock units at the maximum level of achievement is $2,475,755 for Mr. Vecchione, $871,141 for Mr. Gibbons, $2,063,176 for Mr. Sarver, $424,495 for Mr. Theisen, and $330,007 for Mr. Boothe. The Grants of Plan-Based Awards During 2021, Outstanding Equity Awards at Fiscal Year End and the Option Exercises and Stock Vested in 2021 tables include additional information with respect to all awards outstanding as of December 31, 2021.

Each participant that received a performance-based stock unit award was awarded a specific number of target units that will be earned by the participant at the end of a three-year performance period based on the Company’s cumulative EPS and TSR. Please refer to the “Long-Term Incentive Compensation” section of the CD&A in this proxy statement for more details regarding our equity compensation program.

(2)

The amounts in this column reflect cash awards earned under the 2021 Annual Bonus Plan, which is previously discussed in more detail under the section entitled “2021 Annual Bonus Determination.” The amounts reported for fiscal year 2021 were based on fiscal year 2021 performance and paid to all of the NEOs in March 2022. The Non-Equity Incentive Plan Compensation was fully payable as of December 31, 2021, and may not be deferred at the election of the NEO.

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EXECUTIVE COMPENSATION

COMPENSATION TABLES

(3)

The amounts shown in this column represent the aggregate change in actuarial present value of accumulated pension benefits for the NEO participating in the Company’s Supplemental Early Retirement Plan (“SERP”). The SERP was assumed in the acquisition of Bridge Capital Holdings on June 30, 2015 and, therefore, the only named executive officer participating in the SERP is Mr. Boothe. The amounts represented above may fluctuate significantly in a given year depending on a number of factors that affect the formula to determine pension benefits, including years of service, earnings and actuarial assumptions. A discount rate of 5% was used to determine the present value of the accumulated benefit. The Company has not provided above-market or preferential earnings on non-qualified deferred compensation under its Restoration Plan and, accordingly, no such amounts are reflected in this column.

(4)

The amounts in this column summarize the amounts included in the “Other Compensation Table for Fiscal Year 2021” that follows, which reflects the types and dollar amounts of perquisites and other personal benefits provided to the NEOs during fiscal year 2021.

(5)	Mr. Boothe was not an NEO in 2019.

Other Compensation Table for Fiscal Year 2021

Name	Registrant Contributions to 401(k) and Restoration Plans ($) (1)	Dividends on Restricted Shares	Perquisites ($) (3)	Total ($)

Vecchione	14,138	57,637	12,000	83,775

Sarver	81,846	56,460	12,000	150,306

Gibbons	68,865	9,289	12,000	90,154

Theisen	14,138	11,100	12,000	37,238

Boothe	14,138	12,734	12,000	38,872

(1)

In 2021, the Company matched 75% of the executive’s first 6% of compensation contributed to the 401(k) Plan. On April 4, 2021, to coincide with the acquisition of AmeriHome Mortgage Company, the Company changed the 401(k) matching formula to match 100% of the executive’s first 5% of compensation contributed. Each executive is fully vested in his or her contributions. Earnings are calculated based on employees’ election of investments, and distributions are made at the normal retirement date, termination of employment, disability or death. For information on the Company’s contributions to the Restoration Plan, see the Nonqualified Deferred Compensation Table and accompanying narrative below.

Grants of Plan-Based Awards During 2021

The following table contains information about estimated payouts under non-equity incentive plans and long-term equity incentive awards made to each NEO during 2021. No stock options were granted to NEOs in 2021.

•	“ABP” is the annual incentive cash award payable pursuant to our 2021 Annual Bonus Plan.

•	“PSUs” are performance-based stock unit awards subject to performance-based vesting.

•	“RSAs” are restricted stock awards subject to time-based vesting.

46            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION TABLES

For a more complete understanding of the table, please read the related narrative.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Awards ($)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Kenneth Vecchione
ABP		1,309,219	1,745,625	3,229,406
PSU	2/9/2021				8,830	17,660	35,320		1,463,308
RSA	2/9/2021							17,661	1,350,007
Robert Sarver
ABP		675,000	900,000	1,665,000
PSU	2/9/2021				7,359	14,717	29,434		1,219,451
RSA	2/9/2021							14,717	1,124,967
Dale Gibbons
ABP		547,510	730,013	1,350,524
PSU	2/9/2021				3,107	6,214	12,428		514,892
RSA	2/9/2021							6,214	474,998
Randall Theisen
ABP		277,800	370,400	685,240
PSU	2/9/2021				1,514	3,028	6,056		250,900
RSA	2/9/2021							3,029	231,537
Tim Boothe
ABP		255,000	340,000	629,000
PSU	2/9/2021				1,177	2,354	4,708		195,052
RSA	2/9/2021							2,355	180,016

Non-Equity Incentive Plan Awards (Columns 3-5) The amounts reported in these columns reflect threshold, target and maximum award amounts for fiscal year 2021 pursuant to the 2021 Western Alliance Bancorporation Annual Bonus Plan, which is a performance-based compensation plan. The actual amounts earned by each NEO pursuant to such plan are set forth in the Non-Equity Incentive Compensation Column of the Summary Compensation Table.

Equity Incentive Plan Awards (Columns 6-8) The amounts reported in these columns reflect threshold, target and maximum award amounts for the 2021-2023 performance cycle pursuant to the PSUs issued as part of our 2021 annual equity awards. The actual amounts, if any, earned by each NEO pursuant to such awards are determined by the Compensation Committee at the end of the three-year performance cycle and are based on the Company’s cumulative EPS and relative total stockholder return during the performance period. Threshold, target and maximum award amounts are payable upon achievement of a cumulative EPS of $17.25, $18.90, and $21.00, respectively, and total stockholder percentiles of 25, 50, and 75, respectively. For more information CD&A. regarding performance unit awards, please refer to the “Long-Term Incentive Compensation” section of the CD&A.

Stock Awards (Column 9) The amounts reported in the 9th column reflect the number of shares underlying restricted stock awards that were granted as part of our 2021 annual equity awards. These are time-vested awards which will vest 50% on the second and third anniversaries of the grant date.

Grant Date Fair Value (Column 10) In the case of PSUs issued as part of our 2021 annual equity awards, the grant date fair value is calculated in accordance with FASB ASC Topic 718 for awards with both a market and performance condition. The fair value for the EPS portion of the awards is based on the closing stock price on the grant date and the target number of shares, which the Company currently estimates as a probable outcome. The fair value for the relative TSR portion of the awards is determined on the grant date using a Monte Carlo simulation which results in a slightly higher fair value when compared to the EPS portion of the

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EXECUTIVE COMPENSATION

COMPENSATION TABLES

awards. Depending on whether or to what extent the respective performance criteria are met, the number of shares for which the performance units are settled may range from zero to 200%.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning outstanding stock option awards and unvested RSAs and PSUs held by each NEO as of December 31, 2021. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award. We computed the market value of stock awards by multiplying the closing market price of our stock at December 31, 2021 ($107.65), by the number of shares of unvested stock.

		Stock Awards

Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kenneth Vecchione	2/9/2021	17,661		1,901,207	17,660	1,901,099
	2/7/2020	21,194		2,281,534	42,386	4,562,853
	2/5/2019	12,741		1,371,569	50,962	5,486,059
Robert Sarver	2/9/2021	14,717		1,584,285	14,717	1,584,285
	2/7/2020	19,869		2,138,898	39,738	4,277,796
	2/5/2019	12,464		1,341,750	49,854	5,366,783
Dale Gibbons	2/9/2021	6,214		668,937	6,214	668,937
	2/7/2020	6,446		693,912	12,892	1,387,824
	2/5/2019	3,852		414,668	15,404	1,658,241
Randall Theisen	2/9/2021	3,029		326,072	3,028	325,964
	2/7/2020	3,894		419,189	7,788	838,378
	2/5/2019	2,327		250,502	9,306	1,001,791
Tim Boothe	2/9/2021	2,355		253,516	2,354	253,408
	2/7/2020	3,541		381,189	7,082	762,377
	2/21/2019	1,044		112,387	4,172	449,116
	8/30/2019	3,454	(3)	371,823

(1)	RSAs granted in 2019, 2020 and 2021 vest in two equal annual installments on the 2nd and 3rd anniversaries of the grant date.

(2)

Based on performance through the end of 2021, amounts shown represent the Company achieving maximum performance goals for the PSUs granted in 2019 and 2020 and achieving target performance goals for the PSUs granted in 2021.

(3)

Mr. Boothe’s 2019 awards were granted on February 21, 2019 because he was not yet an Executive Officer. All Non-Executive Officer grants in 2019 were made on February 21, 2019. He received an additional grant in August upon becoming an executive officer.

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EXECUTIVE COMPENSATION

COMPENSATION TABLES

Stock Vested and Options Exercised in 2021

The following table provides information concerning the vesting of stock during 2021 for each of the NEOs on an aggregate basis. The table reports the number of shares of stock that have vested; and the aggregate dollar value realized upon vesting of stock. For stock awards that vested in 2021, the aggregate dollar amount realized upon vesting was computed by multiplying the number of shares of stock by the market value of our common shares on the vesting date. Information regarding exercises of stock options has been omitted because no stock options were exercised by NEOs during 2021.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Kenneth Vecchione	84,749	7,561,939

Robert Sarver	60,542	5,198,686

Dale Gibbons	18,851	1,508,496

Randall Theisen	9,826	839,172

Tim Boothe	5,456	484,515

Pension Benefits for 2021

While we do not offer any pension benefits for any of our employees, we do maintain the Bridge Bank, National Association SERP from which Mr. Boothe benefits. The following table sets forth information regarding pension benefits accrued during the last fiscal year for Mr. Boothe. None of our other NEOs received any pension benefits in 2021.

Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Tim Boothe	SERP	21	1,532,670	—

(1)

The figures shown are determined as of the plan’s measurement date during 2021 under FASB ASC Topic 715, Retirement Benefits, for purposes of our audited financial statements. The Company used a 5% discount rate with 21 years of credited service to determine the present value of the accumulated benefit as of December 31, 2021. The benefit amount is calculated as a percentage of the final three full calendar years average compensation multiplied by the fraction (not more than 1) of years of service over the accrual years threshold. The benefits are fully vested over 10 years of service, and they are payable in 15 annual installments, starting upon retirement at normal retirement age, which is age 65 (or age 62 if employee’s years of service are in excess of the accrual years threshold). Benefits will be actuarially reduced upon retirement at an age that is earlier than the normal retirement age. Since Mr. Boothe has more than 10 years of service, and his years of service as of December 31, 2021 are over the accrual years threshold specified in his executive agreement, his normal retirement age is age 62, and he is 100% vested in his benefits as of December 31, 2021.

Nonqualified Deferred Compensation in 2021

The Company sponsors the Restoration Plan, a non-qualified deferred compensation plan available only to certain executives. The Restoration Plan became effective in 2006. Under the 401(k) Plan, there is a statutory limit on the amount of compensation that can be taken into consideration in determining participant contributions and the Company’s matching contributions. The Restoration Plan allows participants to contribute 6% of their base salary and bonus compensation payable under the Annual Bonus Plan, without regard to the statutory compensation limit, but offset by participant contributions actually made under the 401(k) Plan. The Company makes matching contributions of 50% of the deferred amount up to 3% of all compensation as offset by the amount of matching contributions made on the participant’s behalf under the 401(k) Plan.

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EXECUTIVE COMPENSATION

COMPENSATION TABLES

The following table provides information with respect to the Restoration Plan. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts. The column “Executive Contributions in 2021” indicates the aggregate amount contributed to such plans by each NEO during 2021. In 2021, no NEO received preferential or above-market earnings on deferred compensation, and no withdrawals or distributions were made.

Name	Executive Contributions in 2021 ($)	Registrant Contributions in 2021 ($) (1)	Aggregate Earnings in 2021 ($)	Aggregate Balance at 12/31/21 ($)

Kenneth Vecchione	—	—	—	—

Robert Sarver	135,415	67,708	4,774	1,755,262

Dale Gibbons	109,454	54,727	2,152	808,868

Randall Theisen	—	—	—	—

Tim Boothe	—	—	—	—

(1)	Amounts in this column are included in the Summary Compensation Table, in the “All Other Compensation” column, and as a portion of the “Registrant Contributions” column in footnote (3) to that table.

CEO Pay Ratio

We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive. The Compensation Committee reviewed a comparison of CEO pay to the pay of all our employees in 2021. The compensation for our CEO in 2021 was approximately 68 times the pay of our median employee.	68:1 CEO Pay Ratio

Our CEO to median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining the total compensation for all individuals, excluding Mr. Vecchione and including Mr. Sarver, who were employed by us on December 1, 2021. To determine total compensation, we used: (1) the W-2 Gross Wages amount for all active employees who were employed during the entire 2021 calendar year; and (2) the annualized gross compensation amount for mid-year hires using December 1, 2021 payroll data. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not include retired employees or employees on long term leaves of absence who may have received compensation during the course of the year. We also did not include approximately 981 employees added as a result of our AmeriHome acquisition in April 2021. These employees will be included in our 2022 calculation. We did not make any assumptions, adjustments, or estimates with respect to total cash or equity compensation, other than annualizing the compensation for any active employees that were not employed by us for all of 2021.

After identifying the median employee based on total compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2021 Summary Compensation Table in this proxy statement.

Accordingly, our median employee for 2021 received total compensation in the amount of $107,513, whereas our CEO’s total compensation for 2021 totaled $7,323,619, such that our 2021 CEO to median employee pay ratio was 68:1.

Potential Payments upon Termination or Change in Control

On July 28, 2021, the Compensation Committee, under its Board delegated authority, approved the amended and restated Western Alliance Bancorporation Severance and Change in Control Plan (the “Severance Plan”). Under the Severance Plan, certain executives, including the Company’s NEOs, who are designated by the Board and who enter into individual participation agreements are eligible to participate in the Severance Plan and to receive severance and certain other payments under the circumstances set forth in the Severance Plan. All current NEOs have signed the Severance and Change in Control Plan; therefore, all NEOs were eligible for severance benefits payable pursuant to the Severance Plan.

The Severance Plan generally provides that severance benefits will be paid upon

•

the termination of an executive’s employment for unsatisfactory work performance (as defined in the Severance Plan, “Poor Performance”) that does not provide grounds for termination with Cause (as defined in the Severance Plan);

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EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

•	the termination of an executive’s employment without Cause (other than a termination for Poor Performance) by the Company or an Affiliate (as defined in the Severance Plan;

•	a retirement at or after age sixty with at least ten years of continuous service (as defined under the Company’s 2005 Stock Incentive Plan) (a “Qualified Retirement”); and

•

the termination of an executive’s employment without Cause (other than a termination for Poor Performance) or by the executive for Good Reason (as defined in the Severance Plan), in either case within the twenty-four month period following a Transaction Event (as defined below) (a “Transaction Event Termination”).

Under the Severance Plan, in the event of a qualifying termination of employment in any of the circumstances described above, and contingent upon the executive’s execution of a binding release agreement and waiver of claims, the executive will be entitled to receive Accrued Benefits (as defined in the Severance Plan), payable in accordance with the Company’s normal payroll practice, and the severance and other payments set forth in the Severance Plan. Following a termination for Poor Performance, the executive will receive a lump sum cash payment in an amount equal to nine months of the executive’s annual base salary for the year in which the termination occurs. Following a termination without Cause (other than a termination for Poor Performance), the executive will receive (i) a lump sum cash payment in an amount equal to one-and-a-half times the executive’s annual base salary for the year in which the termination occurs, plus (ii)a lump sum payment in an amount equal to the sum of (A) any annual bonus earned in the plan year prior to the plan year in which the termination occurs and (B) a pro rata amount of a target annual bonus for the year in which the termination occurs, based on the number of days elapsed in the year the termination occurs, plus (iii) a lump sum cash payment in an amount equal to the Company’s portion of premiums paid for continuation coverage for up to twenty-four months following termination of employment pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985. Following a Qualified Retirement, the executive will be entitled to receive a lump sum cash payment of a pro rata amount of the executive’s annual bonus for the year in which the Qualified Retirement occurs, based on the Company’s actual projected performance at the time of the Qualified Retirement.

With respect to a Transaction Event Termination, pursuant to the Severance Plan, a Transaction Event is defined as:

•	the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity;

•	a sale of all or substantially all of the assets of the Company to another person or entity; or

•

any transaction (including a merger or reorganization, in which the Company is the surviving entity), which results in any person or entity (other than persons who are stockholders or affiliates immediately prior to the transaction) owning 40% or more of the combined voting power of all classes of stock of the Company, including where, for the avoidance of doubt, a majority of the individuals who constitute the Board and the Company’s Officers immediately prior to the Merger of Equals remain in effective control of the Company following the Merger of Equals.

Severance benefits in the event of a Transaction Event consist of:

•

a single lump sum cash severance payment in an amount equal to the sum of (i) two times the executive’s base salary, and (ii) two times the executive’s target annual bonus amount (other than Mr. Vecchione, whose severance multiple is three times base salary plus target annual bonus) ;

•	payment of any annual bonus that the executive earned in the prior year, but which was unpaid as of the executive’s separation from service;

•

to the extent the executive had any outstanding equity awards at the time of executive’s separation from service, the Company shall provide that the equity awards shall receive the same vesting treatment as provided under Executive’s participation agreement as if Executive’s separation from service had occurred immediately following a Transaction Event, with the date of the Transaction Event serving as the date Executive is deemed to have incurred a separation from service for purposes of determining any vesting in connection therewith;

•	payment of a pro rata amount of the executive’s target annual bonus amount for the year in which the executive’s separation from service occurs, based on the number of days elapsed in the year; and

•	payment of the Company’s portion of the cost of continuing coverage under the Company’s group health benefit plan for the executive and the executive’s family for a period of up to 24 months.

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EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

If any amount or benefits to be paid or provided to an executive under the Severance Plan or any other arrangement would trigger the excise tax imposed on “excess parachute payments,” the executive’s payments and benefits will be reduced to one dollar less than the amount that would cause the payments and benefits to be subject to the excise tax, unless the executive would be better off (on an after-tax basis) receiving all payments and benefits and paying all applicable excise and income taxes.

The payment of benefits under the Severance Plan is conditioned upon the executive executing a general release in favor of the Company and is subject to the terms of the non-competition, non-solicitation and confidentiality covenants agreed to between each executive and the Company.

The 2005 Stock Incentive Plan provides for the treatment of outstanding options and shares of restricted stock upon the occurrence of a Change in Control. In the event of a Change in Control, unless the successor entity or a parent or subsidiary thereof has agreed in writing to assume or continue the Company’s outstanding stock options and restricted stock awards or to substitute new awards to replace such outstanding awards of the Company, then the outstanding stock options and unvested restricted stock awards will vest in full, and the Board of Directors may elect, in its sole discretion, either to provide that all stock options will be exercisable for a period of 15 days prior to, and contingent upon, the consummation of the Corporate Transaction or to cancel any outstanding options and restricted stock in exchange for an amount of cash or securities. With respect to performance shares, the stock unit agreements provide that, in the event of a Change in Control, the vesting of the 2019, 2020 and 2021 performance shares shall be determined based on performance for the portion of the performance period that elapsed prior to the Change in Control.

Under the Restoration Plan, the Company’s matching contribution in the executive’s account (and all earnings thereon) will become 100% vested immediately (if not already vested) upon a change in control of the Company.

Assuming a change in control or other vesting event occurred on December 31, 2021, the vesting benefit pursuant to the Restoration Plan to each NEO would have been $1,755,262 for Mr. Sarver, $808,868 for Mr. Gibbons, and $0 for the CEO and other NEOs.

The table below reflects the amount of compensation that would have become payable to each of our NEOs under then existing plans if the NEO’s employment had been involuntarily terminated or the NEO resigned for Good Reason immediately following a Change in Control on December 31, 2021. The actual amounts that would be paid upon a NEO’s termination of employment or in connection with a Change in Control can be determined only at the time of any such event. Due to a number of factors that may affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be higher or lower than indicated in the table. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the attained level of performance for performance units, and any additional agreements or arrangements we may enter into in connection with any change in control or termination of employment. For a more complete understanding of the table, please read the narrative disclosures that follow the table.

Name	Cash Severance ($)	Bonus ($)	Stock Awards ($)	Welfare & Other Benefits ($)	Total ($)

Kenneth Vecchione	9,384,082	3,204,406	17,504,321	32,135	30,124,944

Robert Sarver	4,555,165	1,656,000	16,293,796	32,120	22,537,081

Dale Gibbons	3,569,184	1,343,223	5,492,518	11,913	10,416,838

Randall Theisen	1,666,800	677,800	3,161,896	31,773	5,538,269

Tim Boothe	1,530,000	619,656	2,583,815	32,120	4,765,591

Cash Severance (Column 2) The cash severance amount upon a change in control termination for all NEOs other than Mr. Vecchione represents a lump sum payment equal to the sum of (i) two times the NEO’s base salary as of December 31, 2021, and (ii) two times the NEO’s target annual bonus. Mr. Vecchione’s cash severance multiple is three times. Target annual bonus for purposes of cash severance is calculated as the greater of (i) NEO’s target incentive bonus amount as set by the Committee or (ii) an amount equal to the average incentive bonus paid to the NEO over the last three (3) completed calendar years.

Bonus (Column 3) The bonus amount represents the pro-rata payment of the annual bonus based on the number of days that the NEO was employed by the Company during the fiscal year. Because we have assumed that the applicable termination of employment occurred on the last day of our 2021 fiscal year, the amounts reported in this column represent the full annual bonus award payable to each NEO for 2021.

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EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Stock Awards (Column 4) The amounts reported represent the value that would have been attained upon the full vesting of all unvested restricted stock and performance share awards held by the NEO as of December 31, 2021. Amounts attributable to performance shares are based on the assumption that the 2019 and 2020 performance share awards would have vested based on achievement of maximum performance and 2021 performance shares would have vested at target performance. The value of each share of restricted stock and performance share subject to accelerated vesting is equal to our common stock’s closing market price per share of $107.65 on December 31, 2021.

Welfare & Other Benefits (Column 5) Represent the lump sum amount equal to the Company portion of the cost of continuing coverage under the Company’s group health benefits plan for the NEO and the NEO’s family (if the NEO qualifies for and elects that coverage) for a period of up to twenty-four (24) months. Amounts are based on premiums paid on the executive’s behalf in 2021.

Non-Change in Control Severance

The table below reflects the amount of compensation that would have become payable to each of our NEOs under the existing plans if the NEO’s employment had been involuntarily terminated without Cause (other than a termination for Poor Performance) prior to a Change in Control on December 31, 2021. Upon an involuntary termination for Poor Performance, the Company shall make a lump sum cash severance payment to the NEO in an amount equal to nine (9) months of the NEO’s Base Salary in effect at the time of the termination.

	Non-CIC Cash Severance ($)	Bonus ($)	Stock Awards ($)	Welfare & Other Benefits ($)	Total ($)

Kenneth Vecchione	1,837,500	1,903,027	7,998,395	32,135	11,771,057

Robert Sarver	1,350,000	1,377,582	7,777,982	32,120	10,537,684

Dale Gibbons	1,095,020	1,054,579	2,419,864	11,913	4,581,376

Randall Theisen	694,500	370,400	1,461,887	31,773	2,558,560

Tim Boothe	637,500	340,000	1,123,920	32,120	2,133,540

Cash Severance (Column 2) The cash severance amount upon an involuntary termination prior to a change in control (w/o Cause) for all NEOs represents a lump sum payment equal to one and one-half times the NEO’s base salary as of December 31, 2021.

Bonus (Column 3) The bonus amount represents a pro rata amount of the NEO’s target annual bonus for the Plan Year in which the Executive’s Separation from Service occurs, based on the number of days elapsed in the Plan Year as of the Executive’s Separation from Service. Target annual bonus for purposes of cash severance is calculated as the greater of (i) NEO’s target incentive bonus amount as set by the Committee or (ii) an amount equal to the average incentive bonus paid to the NEO over the last three (3) completed calendar years.

Stock Awards (Column 4) The amounts reported represent equity awards outstanding upon an involuntary termination prior to a change in control (w/o Cause) as of December 31, 2021. All equity awards, whether subject to time-based or performance-based vesting, shall continue to vest as if the NEO had remained employed through the one-year anniversary of the date of the NEO’s termination. Amounts attributable to performance shares reflect the maximum achievement of the 2019 performance share awards. The value of each share of restricted stock and performance share subject to accelerated vesting is equal to our common stock’s closing market price per share of $107.65 on December 31, 2021.

Welfare & Other Benefits (Column 5) Represent the lump sum amount equal to the Company portion of the cost of continuing coverage under the Company’s group health benefits plan for the NEO and the NEO’s family (if the NEO qualifies for and elects that coverage) for a period of up to twenty-four (24) months. Amounts are based on premiums paid on the executive’s behalf in 2021.

Employment, Noncompetition and Indemnification Agreements

Employment Agreements

On April 6, 2022, the Company entered into a Letter Agreement with Mr. Vecchione, which governs the terms of his employment with the Company. The Letter Agreement provides that Mr. Vecchione will continue as Chief Executive Officer of the Company, reporting directly to the Company’s Board of Directors. Additionally, the Letter Agreement provides for an annual base salary of $1,300,000 in 2022, which increases by $100,000 on January 1, 2023, and again on January 1, 2024. The Letter Agreement further

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            53

EXECUTIVE COMPENSATION

EMPLOYMENT, NONCOMPETITION AND INDEMNIFICATION AGREEMENTS

provides for a one-time performance-based stock unit grant of shares valued at $3,250,000, as of the grant date. It also provides for annual grants of performance-based stock units and restricted stock equal to the total dollar amount at the time of the awards of $3,250,000, $3,500,000, and $3,750,000 in 2022, 2023, and 2024, respectively, and participation rights in the Company’s bonus and incentive plans. The Letter Agreement provides for Mr. Vecchione to participate in the Company’s Annual Bonus Plan with a target of 150% of his then current salary. Mr. Vecchione is also entitled to participate in all employee benefit plans, practices, and programs maintained by the Company.

Noncompetition Agreements

On July 31, 2002, the Company entered into a Noncompetition Agreement with Mr. Sarver, pursuant to which he has agreed not to compete with the Company nor solicit our employees or customers while he is employed by the Company as a senior executive or is a member of its Board of Directors and for two years following the conclusion of such service. Mr. Sarver’s service as a senior executive and a Director will end as of the date of the Annual Meeting.

In order to be eligible to receive benefits under the Severance Plan, each NEO must comply with the confidentiality, non-solicitation and non-disparagement covenants set forth in the Severance Plan. In addition, an executive whose employment terminates due to a Qualified Retirement or a Change in Control Termination must also comply with the non-competition covenants set forth in the Severance Plan.

In addition to the non-competition terms described above, in connection with the annual restricted stock unit grants received by the executive officers, the stock agreements related thereto each contain certain non-solicitation and confidentiality covenants pursuant to which the executive agrees not to disclose confidential Company information at any time and not to solicit our employees or customers for a period of one year following termination of employment.

Indemnification Agreements

The Company has entered into indemnification agreements with each of the Company’s directors and executive officers that provide contractual assurance of the indemnification authorized and provided for by the Certificate of Incorporation and Bylaws and the manner of such indemnification.

Certain Transactions with Related Persons

The Company and its banking subsidiaries have engaged in, and in the future expect to engage in, banking transactions in the ordinary course of business with directors, officers, and principal stockholders of the Company and its subsidiaries (and their associates), including corporations, partnerships and other organizations in which such persons have an interest. See “Compensation Committee Interlocks and Insider Participation” on page 28 for more information on these banking transactions.

Other than such banking transactions, there have been two related person transactions since the beginning of fiscal 2021: first, the Company’s bank subsidiary purchased season tickets for the Phoenix Suns’ 2021-2022 season for a total amount of $245,902 along with separate individual ticket purchases totaling $115,500. Mr. Sarver is the Managing Partner of the entity which owns the Phoenix Suns NBA basketball team, and Mr. Hilton is a limited partner in the Phoenix Suns ownership group. The tickets are used for business development purposes. Second, pursuant to Western Alliance Bank’s Use of Corporate Aircraft Policy, when Mr. Sarver and his related party, the Phoenix Suns, used Western Alliance Bank’s private airplane for non-Company use each paid arms-length transaction fees to Western Alliance Bank totaling $173,162 in 2021, all of which was paid by Mr. Sarver.

The Company also has various lending, deposit, and loan purchase arrangements with NAF, of which Ms. Arvielo is the Co-Founder and President. As of December 31, 2021, NAF had an outstanding loan of $207 million, which was made in the ordinary course of business prior to Ms. Arvielo’s nomination as a director of the Company. The Company paid NAF $1.1 million during 2021 in earnings credits based on the average balances of custodial deposits. During 2021, the Company purchased $959 million of loans from NAF. The loans are sold to the Company with servicing rights retained by NAF, therefore a monthly servicing fee is paid to NAF to perform the servicing on behalf of the Company. During 2021, the Company paid $1.3 million in servicing fees to NAF.

In addition to the above listed related party transactions, each of Messrs. Vecchione and Gibbons have family members employed by the Company. These employment relationships are overseen by executives other than Messrs. Vecchione and Gibbons and are subject to Governance Committee oversight, pursuant to the Company’s Related Party Transactions Policy.

54            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

CERTAIN TRANSACTIONS WITH RELATED PERSONS

From time to time, the Bank makes loans to its directors and executive officers and related persons and entities. All of the foregoing loans (i) were made in compliance with Regulation O promulgated by the Federal Reserve Board; (ii) were made in the ordinary course of business; (iii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; and (iv) did not involve more than the normal risk of collectability or present other unfavorable features.

Except as described in the previous paragraphs and except for the compensation arrangements and other arrangements described in “Executive Compensation” elsewhere in this proxy statement, there were no transactions during our fiscal year ended December 31, 2021 and there is not currently proposed any transaction or series of similar transactions to which we were or will be a party, in which the amount involved exceeded or will exceed $120,000 in which any director, any executive officer, any holder of 5% or more of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Certain Business Relationships

Mr. Sarver is the Managing Partner of the entity which owns the Phoenix Suns NBA basketball team. Mr. Hilton is a limited partner in the Phoenix Suns ownership group.

Policies and Procedures Regarding Transactions with Related Persons

In February 2022, the Board of Directors completed its annual review and approval of its Related Party Transactions Policy (“Policy”) that can be found in the Governance Documents section of the Investor Relations page of the Company’s website at www.westernalliancebancorporation.com or, for print copies, by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

The Policy applies only to specific transactions or arrangements with specified related parties, which includes the Company’s directors, executive officers, beneficial owners of 5% of more of the Company’s voting securities, related entities, and immediate family members of the foregoing. In general, under the Policy, unless the transaction is deemed to be pre-approved under the Policy, every transaction involving a related party that involves amounts greater than $120,000 must be approved by the Governance Committee.

In accordance with Federal Reserve Board Regulation O, the Company’s bank subsidiary has adopted a formal policy governing any extensions of credit to any executive officer, director or significant stockholder of the bank or any affiliate. These policies require, among other things, that any such loan (1) be made on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable transactions with unrelated persons, (2) not involve more than the normal risk of collectability or present other unfavorable features for the bank, and (3) be approved by a majority of the bank’s full board of directors, without the direct or indirect participation of the interested person. Any transactions between the Company and an officer or director of the Company (or any of its affiliates), or an immediate family member of such an officer or director, falling outside the scope of these formal policies must be conducted at arm’s length. Any consideration paid or received by the Company in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances.

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EXECUTIVE COMPENSATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers

The following table sets forth as of the Record Date, April 18, 2022, (except as noted) the record and beneficial ownership of the Company’s common stock by: (a) persons known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock; and (b) each director, director nominee and NEO. The ownership of all directors and executive officers (not just NEOs) as a group is provided at the bottom of the table.

The information contained herein has been obtained from the Company’s records and from information furnished to the Company by each person. An asterisk represents less than one percent of the class. The Company knows of no person who owns, beneficially or of record, either individually or with associates, more than 5% of the Company’s common stock, except as set forth below.

Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (#)	Percent of Class (2)

T. Rowe Price Associates, Inc. (3)	14,063,679	12.99%

The Vanguard Group (4)	9,013,573	8.32%

Capital International Investors (5)	6,024,657	5.56%

Patricia Arvielo	—	*

Bruce D. Beach	43,731	*

Timothy Boothe	51,385	*

Juan Figuereo	9,623	*

Dale Gibbons (6)	256,978	*

Howard Gould	40,783	*

Steven Hilton (7)	169,444	*

Marianne Boyd Johnson (8)	363,284	*

Robert Latta	46,946	*

Adriane McFetridge	12,962	*

Michael Patriarca	25,535	*

Robert Sarver (9)	1,148,122	1.06%

Bryan Segedi	10,623	*

Donald Snyder	98,909	*

Sung Won Sohn	46,021	*

Randall Theisen	50,150	*

Kenneth Vecchione	367,036	*

All directors and executive officers as a group (18 persons)	2,783,631	2.57%

*	Less than 1%

(1)

In accordance with the Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if such person has or shares voting power and/or investment power with respect to the shares, or has a right to acquire beneficial ownership at any time within 60 days from April 18, 2022. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. Shares subject to outstanding stock options and warrants, which an individual has the right to acquire within 60 days of April 18, 2022 (“exercisable stock options” and “exercisable warrants,” respectively), are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class of stock owned by such individual or any group including such individual only. Beneficial ownership may be disclaimed as to certain of the securities. The business address of each of the executive officers and directors is One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Telephone: (602) 389-3500.

56            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

(2)	Percentage calculated on the basis of 108,282,445 shares of common stock outstanding on April 18, 2022.

(3)

Based solely on information as of December 31, 2021, contained in an amendment toon a Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. (“T. Rowe Price”) on February 14, 2022. These securities are owned by various individual and institutional investors which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. T. Rowe Price has sole voting power of 6,598,590 shares, shared voting power of 0 shares, sole dispositive power of 14,063,679 shares, and shared dispositive power of 0 shares. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price’s address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)

Based solely on information as of December 31, 2021, contained in Schedule 13G filed with the SEC by Capital International Investors (“CII”) on February 11, 2022. CII is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., and Capital Group Private Client Services, Inc. (together with CRMC, the “investment management entities”). CII’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital International Investors.” CII has sole voting power of 6,021,411 shares, shared voting power of 0 shares, sole dispositive power of 6,024,657 shares, and shared dispositive power of 0 shares. For purposes of the reporting requirements of the Exchange Act, CII is deemed to be the beneficial owner of such securities; however, CII expressly disclaims that it is, in fact, the beneficial owner of such securities. CII’s address is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(5)

Based on a Schedule 13G filed by Capital International Advisors (“Capital Advisors”) on February 11, 2022. Capital Advisors has sole voting power of 6,021,411 shares, shared voting power of 0 shares, sole dispositive power of 6,024,657 shares, and shared dispositive power of 0 shares. Capital Advisor’s address is 333 S. Hope Street, 55th Fl, Los Angeles, CA 90071.

(6)	Mr. Gibbons’ share ownership includes 130,000 shares pledged or held in a margin account.

(7)	Mr. Hilton’s share ownership includes 61,548 shares held by a limited liability company.

(8)

Mr. Sarver’s share ownership includes: (i) 30,000 shares held by Mr. Sarver’s spouse, over which he disclaims all beneficial ownership; (ii) 5,000 shares held by Mr. Sarver’s children, over which he disclaims all beneficial ownership; and (iii) 89,822 shares held by a limited partnership.

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EXECUTIVE COMPENSATION

DELINQUENT SECTION 16(a) REPORTS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. The Company prepares reports for such filings of its officers and directors based on information supplied by them. Based solely on its review of such information and written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2021, its officers and directors were in compliance with all applicable filing requirements, except:

•	Mr. Boothe made one late form 4 filing attributable to an off-cycle restricted stock grant and the tax withholding for that grant.

•	Mr. Hilton made one late form 4 filing attributable to a change in form of ownership.

•	Mr. Vecchione made one late form 4 filing attributable to a restricted stock grant to his son, who is an employee of the Company.

Equity Compensation Plan Information

As of December 31, 2021, there are no outstanding options under the Company’s 2005 Stock Incentive Plan (the only plan pursuant to which the Company issues equity awards). The amounts reflected in the table below represent both the total number of shares of common stock remaining available for future issuance under the Company’s 2005 Stock Incentive Plan and the outstanding options and shares assumed as part of the acquisition of Bridge Capital Holdings on June 30, 2015, which were issued pursuant to the now closed Bridge Capital Holdings’ 2006 Equity Incentive Plan.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of shares remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders (1)	7,239	$24.81	2,445,034

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	7,239	$24.81	2,445,034

(1)	Shares issued in respect of these assumed options do not count against the share limits of the 2005 Stock Incentive Plan.

58            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

PROPOSAL NO. 2. ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Proposal No. 2. Advisory (Non-Binding) Vote on Executive Compensation

Section 14A of the Exchange Act requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation, no less than once every three years. Consistent with the desire of the Company’s stockholders expressed at the 2018 Annual Meeting of Stockholders to conduct the advisory vote on executive compensation annually, the Company has elected to provide for annual votes on executive compensation.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table and other related tables and disclosures therein.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of the Company and its affiliates, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible interests of management and stockholders. Our Board of Directors believes that our compensation policies and practices achieve these objectives.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors and Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            59

INDEPENDENT AUDITORS

FEES AND SERVICES

Independent Auditors

Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed RSM US LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2022, and the related internal controls over financial reporting, as of December 31, 2022. RSM US LLP has served as the independent auditor for the Company since 1994. Representatives of RSM US LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions posed by the stockholders.

Fees and Services

The following table shows the aggregate fees billed to the Company for professional services by RSM US LLP for fiscal years 2021 and 2020.

	Fiscal Year 2021 ($)	Fiscal Year 2020 ($)
Audit Fees	2,885,346	1,539,350
Audit-Related Fees	45,600	30,450

Total	2,930,946	1,569,800

Audit Fees. Audit fees for both years include professional fees and costs associated with audits of consolidated financial statements and review of Form 10-K; SAS 100 reviews of interim financial information and related Forms 10-Q. Audit fees also include amounts related to debt and stock offering procedures.

Audit-Related Fees. Audit-related fees include audits of an employee benefit plan.

Audit Committee Pre-Approval Policy

The Audit Committee is required to pre-approve all audit and non-audit services provided by the Company’s independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee has established a policy regarding pre-approval of permissible audit, audit-related, tax and other services provided by the independent auditors, which services are periodically reviewed and revised by the Audit Committee. Unless a type of service has received general pre-approval under the policy or involves de minimis fees, the service will require specific approval by the Audit Committee. The Audit Committee may delegate to its Chairman the authority to pre-approve services of the independent auditors, provided that the Chairman must report any such approvals to the full Audit Committee at its next scheduled meeting. All Audit and Audit-Related Fees described above were approved by the Audit Committee before services were rendered.

60            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

INDEPENDENT AUDITORS

PROPOSAL NO. 3. RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITOR

Proposal No. 3. Ratification of Appointment of the Independent Auditor

The Audit Committee has appointed the firm of RSM US LLP as the independent auditor to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2022 and the Company’s internal control over financial reporting as of December 31, 2022. Representatives of RSM US LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the meeting. Although stockholder ratification of the appointment of the Company’s independent auditor is not required by our bylaws or otherwise, we are submitting the selection of RSM US LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for the Company.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of RSM US LLP as the Company’s independent auditor.

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            61

ADDITIONAL INFORMATION

VOTING RIGHTS

Voting Rights

Only stockholders of record at the close of business on April 18, 2022 (“Record Date”) are entitled to vote at the Annual Meeting and any adjournments thereof. On the Record Date, there were 108,282,445 shares of common stock outstanding and eligible to be voted at the Annual Meeting. Each holder of common stock shall have one vote for each share of common stock of the Company in the holder’s name on the Record Date.

Stockholders who do not plan to attend the Annual Meeting in person or who will attend the Annual Meeting but wish to vote by proxy may do so as follows:

•	Internet: going to www.proxydocs.com/WAL and following the online instructions. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy.

•	Telephone: calling 1-866-249-5139 and following the voice prompts. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy.

•

Mail (if you request to receive your proxy materials by mail): marking your vote on your proxy card, signing your name exactly as it appears on your proxy card, dating your proxy card, and returning it in the envelope provided.

Stockholders who provide their proxy over the internet may incur costs, such as telephone and internet access charges, for which the stockholder is responsible. Eligible stockholders of record will not be able to provide their proxy through the internet or over the telephone after 11:59 p.m. Eastern Time on June 13, 2022. After such time, stockholders of record will only be able to vote by attending the Annual Meeting and voting in person.

A proxy may be revoked at any time before the shares represented by it are voted at the Annual Meeting by delivering to the Corporate Secretary of the Company a written revocation or a duly executed proxy bearing a later date (including a proxy given over the internet or by telephone), or by voting in person at the Annual Meeting. Attendance at the Annual Meeting without voting will not revoke a previously provided proxy.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (“record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct.

If you do not give instructions, whether the broker can vote your shares depends on whether the proposal is considered “routine” or “non-routine” under New York Stock Exchange (“NYSE”) rules. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide instructions. The Ratification of Auditor is the only proposal set forth in this proxy statement that is considered routine.

For each of the proposals to be considered at the Annual Meeting, abstentions and broker non-votes will have the following effect:

Proposal No. 1 – Election of Directors. Broker non-votes and abstentions will have no effect on this proposal.

Proposal No. 2 – Advisory (Non-Binding) Vote on Executive Compensation. Broker non-votes will have no effect on this proposal. Abstentions will have the same effect as votes against the proposal.

Proposal No. 3 – Ratification of Auditor. Abstentions will have the same effect as votes against this proposal.

If your shares are held in the name of a bank or broker, your ability to provide a proxy over the internet or via the telephone will depend on the processes of your bank or broker. Therefore, we recommend that you follow the instructions on the form you receive.

Your proxy is being solicited by the Board of Directors of the Company. Your proxy will be voted as you direct; however, if no instructions are given on an executed and returned proxy, it will be voted FOR the election of the twelve director nominees for a one year term, FOR the approval of our executive compensation, and FOR the ratification of our auditors.

If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters in their discretion. The Company filed its annual report on Form 10-K for its 2021 fiscal year with the Securities and Exchange Commission (“SEC”) on February 25, 2022. Stockholders may obtain, free of charge, a copy of our annual report on Form 10-K by visiting www.proxydocs.com/WAL or www.westernalliancebancorporation.com, or by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

62            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

ADDITIONAL INFORMATION

VOTING RIGHTS

Quorum and Votes Required

The presence in person or by proxy of the holders of a majority of the shares of the capital stock of the corporation entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote, for purposes of determining the presence of a quorum at the Annual Meeting. Our Board of Directors has recommended you vote “FOR” the director-nominees, “FOR” the approval of our executive compensation, “and “FOR” the ratification of our auditor.

Proposal No. 1 – Election of Directors.

A nominee will be elected if the votes cast for the nominee’s election exceed the votes cast against such nominee’s election. There is no cumulative voting in the election of directors.

Proposal No. 2 – Advisory (Non-Binding) Vote on Executive Compensation.

The annual advisory vote will be approved if a majority in voting power of the shares present in person or represented by proxy and entitled to vote cast their votes for the proposal. Because the vote is advisory, neither the Company nor the Board of Directors will be bound to act based upon the outcome. However, the Compensation Committee and Board of Directors will consider the outcome of the vote when considering future executive compensation arrangements.

Proposal No. 3 – Ratification of Auditor.

The proposal to ratify the appointment of RSM US LLP as the Company’s independent auditor will be approved if a majority in voting power of the shares present in person or represented by proxy and entitled to vote cast their votes for the proposal. If the appointment is not approved by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2022 will stand, unless the Audit Committee finds other good reason for making a change.

Shares in the Company 401(k) Plan

If you hold shares in the Western Alliance Bancorporation 401(k) Plan (the “401(k) Plan”), you may instruct the plan trustee on how to vote your shares in the 401(k) Plan by mail, by telephone or over the internet as described above. You may vote or provide instructions with respect to all of the shares of our common stock allocated to your account on the Record Date.

In addition, your vote or instructions will also apply pro rata, along with the votes or instructions of other participants in the 401(k) Plan who return voting instructions to the trustee, to all shares held in the 401(k) Plan for which voting directions are not received. These undirected shares may include shares credited to the accounts of participants who do not return their voting instructions and shares held in the 401(k) Plan that were not credited to individual participants’ accounts as of the Record Date. The trustee will automatically apply your voting preference to the undirected shares proportionately with all other participants who provide voting directions.

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            63

ADDITIONAL INFORMATION

OTHER MATTERS

Other Matters

Notice and Access

We use the SEC notice and access rule that allows us to furnish our proxy materials to our stockholders over the internet instead of mailing paper copies of those materials. As a result, beginning on or about April 29, 2022, we sent our stockholders by mail a notice of internet availability of proxy materials containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. You will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice. Using notice and access allows us to reduce our printing and mailing costs and the environmental impact of our proxy materials. The Company will pay all expenses incurred in this solicitation.

Cost of Proxy Solicitation

The Company is soliciting proxies by mail, over the internet and by telephone, and the Company’s directors, officers and employees may solicit proxies on behalf of the Company without additional compensation. The Company is paying the costs of this solicitation. In addition, the Company has retained Morrow Sodali, LLC of 333 Ludlow Street, 5th Floor, South Tower, Stamford, Connecticut 06902 to assist in the solicitation of proxies for a fee of $9,000 plus disbursements based on out-of-pocket expenses, telecommunicators, directory assistance and related telephone expenses. Proxy solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to the beneficial owners of shares held in their names. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to beneficial owners.

Stockholder Proposals for the 2023 Annual Meeting

Any proposal which a stockholder wishes to have included in the Company’s proxy statement and form of proxy relating to its 2023 Annual Meeting of stockholders must be received by the Company in writing on or before the close of business on December 30, 2022 and the proposal must otherwise comply with Rule 14a-8 under the Exchange Act, including the proof of ownership requirements of Rule 14a-8(b)(2), and Delaware law. Proposals must be addressed to the Corporate Secretary at the Company’s principal executive offices located at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004.

Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our Governance Committee reviews all stockholder proposals and makes recommendations to the Board of Directors for actions on such proposals. For information on qualifications of director nominees considered by our Governance Committee, see the “Corporate Governance – Director Selection Process” section of this proxy statement.

In addition, under our Bylaws, any stockholder who intends to nominate a candidate for election to the Board of Directors or to propose any business at our 2023 Annual Meeting that is not to be included in the proxy statement, must give notice to our Corporate Secretary between February 14, 2023 and the close of business on March 16, 2023. The notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to the Company’s stock. If the 2023 Annual Meeting is held more than 30 days from the anniversary of the 2022 Annual Meeting of stockholders, the stockholder must submit notice of any such nomination and of any such proposal that is not to be included in the proxy statement by the later of the 90th day before the 2023 Annual Meeting or the 10th day following the day on which the date of such meeting is first publicly announced. We will not entertain any proposals or nominations at the 2023 Annual Meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, the Company may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. The Company strongly encourages stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the SEC’s new universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 15, 2023.

64            WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT

ADDITIONAL INFORMATION

OTHER MATTERS

Annual Report on Form 10-K

The Company has filed its Annual Report on Form 10-K for its 2021 fiscal year with the SEC. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary, or from the website www.proxydocs.com/WAL.

Legal Proceedings

No director or executive officer of the Company is a party to any material pending legal proceedings or has a material interest in any such proceedings that is adverse to the Company or any of its subsidiaries.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements, and Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement, or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you share an address with another stockholder and have received only one annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, you may write or call us as specified below to request a separate copy of such materials, and we will promptly send them to you. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement, or Notices of Internet Availability of Proxy Materials or if you are receiving multiple copies thereof and wish to receive only one, please notify your broker or notify the Company by sending a written request to Western Alliance Bancorporation, One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attn: Corporate Secretary, or by calling (602) 389-3500.

Other Business

Except as described above, the Company knows of no business to come before the Annual Meeting. However, if other matters should properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote in accordance with the determination of a majority of the Board of Directors on such matters.

BY ORDER OF THE

BOARD OF DIRECTORS

Kenneth A. Vecchione

PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dated: April 29, 2022

WESTERN ALLIANCE BANCORPORATION 2022 PROXY STATEMENT            65

Western Alliance Bancorporation®

One East Washington Street, Suite 1400
Phoenix, Arizona 85004
(602) 389-3500 | westernalliancebank.com

Western Alliance Bank, Member FDIC, is the wholly-owned subsidiary of Western Alliance Bancorporation. Alliance Association Bank, Alliance Bank of Arizona, Bank of Nevada, Bridge Bank, First Independent Bank and Torrey Pines Bank are divisions of Western Alliance Bank. AmeriHome Mortgage is a subsidiary of Western Alliance Bank. ©2022 Western Alliance Bancorporation

P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET Go To: www.proxypush.com/WAL • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-866-249-5139 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Western Alliance Bancorporation

Annual Meeting of Stockholders

For Stockholders of record as of April 18, 2022

TIME:	Tuesday, June 14, 2022 8:30 AM, Mountain Time
PLACE:	One East Washington Street Suite 1400, Phoenix, AZ 85004

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Dale Gibbons and Randall S. Theisen, or either of them, as proxies, with full power of substitution, to vote shares of common stock of WESTERN ALLIANCE BANCORPORATION (“WAL”) owned of record by the undersigned and which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 08:30 AM MST June 14, 2022, at One E. Washington St., Ste 1400, Phoenix, AZ 85004, and any adjournment or postponement thereof (“Annual Meeting”), as specified on the reverse side of this proxy card, and to vote in accordance with their discretion on such other matters as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

The undersigned also provides directions to Charles Schwab Trust Co., Trustee, to vote shares of common stock of WAL allocated to accounts of the undersigned under the WAL 401(K) Plan, and which are entitled to be voted, at the Annual Meeting, as specified on the reverse side of this proxy card.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Western Alliance Bancorporation

Annual Meeting of Stockholders

Please make your marks like this:  ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	Election of Directors
		FOR	AGAINST	ABSTAIN
	1.01 Patricia L. Arvielo	☐	☐	☐	FOR

	1.02 Bruce D. Beach	☐	☐	☐	FOR

	1.03 Juan Figuereo	☐	☐	☐	FOR

	1.04 Howard Gould	☐	☐	☐	FOR

	1.05 Marianne Boyd Johnson	☐	☐	☐	FOR

	1.06 Robert Latta	☐	☐	☐	FOR

	1.07 Adriane McFetridge	☐	☐	☐	FOR

	1.08 Michael Patriarca	☐	☐	☐	FOR

	1.09 Bryan Segedi	☐	☐	☐	FOR

	1.10 Donald Snyder	☐	☐	☐	FOR

	1.11 Sung Won Sohn, Ph.D.	☐	☐	☐	FOR

	1.12 Kenneth A. Vecchione	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	Approve, on a non-binding advisory basis, executive compensation.	☐	☐	☐	FOR

3.	Ratify the appointment of RSM US LLP as the Company’s independent auditor.	☐	☐	☐	FOR

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

☐   Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date